                  STANDARD FORM OF AGREEMENT BETWEEN OWNER AND
                                 DESIGN/BUILDER

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS USE, COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

This document comprises two separate Agreements: Part 1 Agreement and Part 2 Agreement. To the extent referenced in these Agreements, subordinate parallel agreements to A191 consist of AIA Document A491, Standard Form of Agreements Between Design/Builder and Contractor, and AIA Document B901, Standard Form of Agreements Between Design/Builder and Architect.

Copyright 1985, (C)1996 The American Institute of Architects, 1735 New York Avenue, NW, Washington, DC 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without the written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.

                                PART 2 AGREEMENT

                                  1996 EDITION

AGREEMENT

made as of the 5th day of May in the year of 2003
(In words, indicate day, month and year.)

BETWEEN the Owner:
(Name and address)
H&R Block Tax Services, Inc.
Kansas City, MO

and the Design/Builder:

(Name and address)
J.E. Dunn Construction Company
929 Holmes
Kansas City, MO 64106

For the following Project:
(Include Project name, location and a summary description.)
New World Headquarters
Kansas City, MO

The architectural services described in Article 3 will be provided by the following person or entity who is lawfully licensed to practice architecture:

(Name and address)                     (Registration Number)      (Relationship to Design/Builder)
CDFM2 Architecture, Inc.
1015 Central
Kansas City, MO 64105

Normal structural, mechanical and electrical engineering services will be provided contractually through the Architect except as indicated below:

(Name, address and discipline)         (Registration Number)      (Relationship to Design/Builder)

The Owner and the Design/Builder agree as set forth below.

                     TERMS AND CONDITIONS - PART 2 AGREEMENT

                                    ARTICLE 1
                               GENERAL PROVISIONS

1.1 BASIC DEFINITIONS

1.1.1 The Contract Documents consist of

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
o 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: A191 H&R BLOCH.AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996
                                                                               8
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this Part 2 Agreement, the Design/Builder's Proposal and written addenda to the
Proposal identified in Article 14, the Construction Documents approved by the Owner in accordance with Subparagraph 3.2.3 and Modifications issued after execution of this Part 2 Agreement. A Modification is a Change Order or a written amendment to this Part 2 Agreement signed by both parties, or a Construction Change Directive issued by the Owner in accordance with Paragraph 8.3.

1.1.2 The term "Work" means the construction and services provided by the Design/Builder to fulfill the Design/Builder's obligations.

1.2 EXECUTION, CORRELATION AND INTENT

1.2.1 It is the intent of the Owner and Design/Builder that the Contract Documents include all items necessary for proper execution and completion of the Work. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Design/Builder shall be required only to the extent consistent with and reasonably inferable from the Contract Documents as being necessary to produce the intended results. Words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.2.2 If the Design/Builder believes or is advised by the Architect or by another design professional retained to provide services on the Project that implementation of any instruction received from the Owner would cause a violation of any applicable law, the Design/Builder shall notify the Owner in writing. Neither the Design/Builder nor the Architect shall be obligated to perform any act which either believes will violate any applicable law.

1.2.3 The parties agree there are no third-party beneficiaries to this Agreement other than those contractors, subcontractors, vendors and others expressly contemplated by the terms of this Agreement.

1.3 OWNERSHIP AND USE OF DOCUMENTS

1.3.1 Drawings, specifications, and other documents and electronic data furnished by the Design/Builder are instruments of service. The Design/Builder's Architect and other providers of professional services shall retain all common law, statutory and other reserved rights, including copyright in those instruments of service furnished by them. Drawings, specifications, and other documents and electronic data are furnished for use solely with respect to this
Part 2 Agreement. The Owner shall be permitted to retain copies, including reproducible copies, of the drawings, specifications, and other documents and electronic data furnished by the Design/Builder for information and reference in connection with the Project except as provided in Subparagraphs 1.3.2 and 1.3.3.

1.3.2 Drawings, specifications, and other documents and electronic data furnished by the Design/Builder shall not be used by the Owner or others on other projects, for additions to this Project or for completion of this Project by others, except by agreement in writing and with appropriate compensation to the Design/Builder, unless the Design/Builder is adjudged to be in default under this Part 2 Agreement or under any other subsequently executed agreement.

1.3.3 If the Design/Builder defaults in the Design/Builder's obligations to the Owner, the Architect shall grant a license to the Owner to use the drawings, specifications, and other documents and electronic data furnished by the Architect to the Design/Builder for the completion of the Project, conditioned upon the Owner's execution of an agreement to cure the Design/Builder's default in payment to the Architect for services previously performed and to indemnify the Architect with regard to claims arising from such reuse without the Architect's professional involvement.

1.3.4 Submission or distribution of the Design/Builder's documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the rights reserved in Subparagraph 1.3.1.

1.3.5 Except as required by law or judicial or administrative proceedings, including proceedings between the parties with respect to the transactions contemplated hereby, and then only to the extent specifically required in any such proceeding, each of the parties agrees not to disclose any confidential or proprietary information ("Confidential Information") obtained from and other party in connection with the transactions contemplated hereby, to any individual or entity (other than its directors, officers, employees, agents, and representatives with a need to know such Confidential Information in order to consummate the transactions contemplated hereby).

                                   ARTICLE 2
                                     OWNER

2.1 The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The Owner or such authorized representative shall examine documents submitted by the Design/Builder and shall render decisions in a timely manner and in accordance with the schedule accepted by the Owner. The Owner may obtain independent review of the Contract Documents by a separate architect, engineer, contractor or cost estimator under contract, to or employed by the Owner. Such independent review shall be undertaken at the Owner's expense in a timely manner and shall not delay the orderly progress of the Work.

2.2 The Owner may appoint an on-site project representative to observe the Work and to have such other responsibilities as the Owner and Design/Builder agree in writing.

2.3 The Owner shall cooperate with the Design/Builder in securing building and other permits, licenses and inspections. The Owner shall not be required to pay the fees for such permits, licenses and inspections unless the cost of such fees is excluded from the Design/Builder's Proposal.

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: A191 H&R BLOCH.AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996

2.4 The Owner shall furnish services of land surveyors, geotechnical engineers and other consultants for subsoil, air and water conditions when such services are deemed necessary by the Design/Builder to properly carry out the design services required by this Part 2 Agreement.

2.5 The Owner shall disclose, to the extent known to the Owner, the results and reports of prior tests, inspections or investigations conducted for the Project involving: structural or mechanical systems; chemical, air and water pollution; hazardous materials; or other environmental and subsurface conditions. The Owner shall disclose all information known to the Owner regarding the presence of pollutants at the Project's site.

2.6 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including such auditing services as the Owner may require to verify the Design/Builder's Applications for Payment.

2.7 Those services, information, surveys and reports required by Paragraphs 2.4 through 2.6 which are within the Owner's control shall be furnished at the Owner's expense, and the Design/Builder shall be entitled to rely upon the accuracy and completeness thereof, except to the extent the Owner advises the Design/Builder to the contrary in writing.

2.8 If the Owner requires the Design/Builder to maintain any special insurance coverage, policy, amendment, or rider, the Owner shall pay the additional cost thereof, except as otherwise stipulated in this Part 2 Agreement.

2.9 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or nonconformity with the Design/Builder's Proposal or the Construction Documents, the Owner shall give prompt written notice thereof to the Design/Builder.

2.10 The Owner shall, at the request of the Design/Builder, prior to execution of this Part 2 Agreement and promptly upon request thereafter, furnish to the Design/Builder reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract.

2.11 The Owner shall communicate with persons or entities employed or retained by the Design/Builder through the Design/Builder, unless otherwise directed by the Design/Builder.

                                   ARTICLE 3
                                 DESIGN/BUILDR

3.1 SERVICES AND RESPONSIBILITIES

3.1.1 Design services required by this Part 2 Agreement shall be performed by qualified architects and other design professionals. The contractual obligations of such professional persons or entities are undertaken and performed in the interest of the Design/Builder.

3.1.2 The agreements between the Design/Builder and the persons or entities identified in this Part 2 Agreement, and any subsequent modifications, shall be in writing. These agreements, including financial arrangements with respect to this Project, shall be promptly and fully disclosed to the Owner upon request.

3.1.3 The Design/Builder shall be responsible to the Owner for acts and omissions of the Design/Builder's employees, subcontractors and their agents and employees, and other persons, including the Architect and other design professionals, performing any portion of the Design/Builder's obligations under this Part 2 Agreement.

3.2 BASIC SERVICES

3.2.1 The Design/Builder's Basic Services are described below and in Article 14.

3.2.2 The Design/Builder shall designate a representative authorized to act on the Design/Builder's behalf with respect to the Project.

3.2.3 The Design/Builder shall submit Construction Documents for review and approval by the Owner. Construction Documents may include drawings, specifications, and other documents and electronic data setting forth in detail the requirements for construction of the Work, and shall:

      .1 be consistent with the intent of the Design/Builder's Proposal;

      .2 provide information for the use of those in the building trades; and

      .3 include documents customarily required for regulatory agency approvals.

3.2.4 The Design/Builder, with the assistance of the Owner, shall file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

3.2.5 Unless otherwise provided in the Contract Documents, the Design/Builder shall provide or cause to be provided and shall pay for design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.2.6 The Design/Builder shall be responsible for all construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under this Part 2 Agreement.

3.2.7 The Design/Builder shall keep the Owner informed of the progress and quality of the Work.

3.2.8 The Design/Builder shall be responsible for correcting Work which does not conform to the Contract Documents.

3.2.9 The Design/Builder warrants to the Owner that

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: A191 H&R BLOCH.AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996
materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the construction will be free from faults and defects, and that the construction will conform with the requirements of the Contract Documents. Construction not conforming to these requirements, including substitutions not properly approved by the Owner, shall be corrected in accordance with Article 9.

3.2.10 The Design/Builder shall pay all sales, consumer, use and similar taxes which had been legally enacted at the time the Design/Builder's Proposal was first submitted to the Owner, except as otherwise provided in this Agreement and shall secure and pay for building and other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Work which are either customarily secured after execution of a contract for construction or are legally required at the time the Design/Builder's Proposal was first submitted to the Owner.

3.2.11 The Design/Builder shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Project.

3.2.12 The Design/Builder shall pay royalties and license fees for patented designs, processes or products. The Design/Builder shall defend suits or claims for infringement of patent rights and shall hold the Owner harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer is required by the Owner. However, if the Design/Builder has reason to believe the use of a required design, process or product is an infringement of a patent, the Design/Builder shall be responsible for such loss unless such information is promptly furnished to the Owner.

3.2.13 The Design/Builder shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under this Part 2 Agreement. At the completion of the Work, the Design/Builder shall remove from the site waste materials, rubbish, the Design/Builder's tools, construction equipment, machinery, and surplus materials.

3.2.14 The Design/Builder shall notify the Owner when the Design/Builder believes that the Work or an agreed upon portion thereof is substantially completed. If the Owner concurs, the Design/Builder shall issue a Certificate of Substantial Completion which shall establish the Date of Substantial Completion, shall state the responsibility of each party for security, maintenance, heat, utilities, damage to the Work and insurance, shall include a list of items to be completed or corrected and shall fix the time within which the Design/Builder shall complete items listed therein. Disputes between the Owner and Design/Builder regarding the Certificate of Substantial Completion shall be resolved in accordance with provisions of Article 10.

3.2.15 The Design/Builder shall maintain at the site for the Owner one record copy of the drawings, specifications, product data, samples, shop drawings, Change Orders and other modifications, in good order and regularly updated to record the completed construction. These shall be delivered to the Owner upon completion of construction and prior to final payment.

3.2.16 The J.E. Dunn Project Team will consist of Dan Euston, Executive Representative, Lynn Newkirk, On-Site Project Manager, and Rick Fortner, On-Site Construction Superintendent. In the event that H&R Block chooses to relocate to an existing building, then a different superintendent with specific tenant finish and renovation experience will be assigned. H&R Block will have the right to approve that re-assignment. H&R Block reserves the right to request replacement of any of the designated team members at its sole discretion, and compliance with such request shall not unreasonably be denied. J.E. Dunn will not be allowed to substitute any of the designated team members unless prior approval from H&R Block is obtained beforehand in writing.

3.3 ADDITIONAL SERVICES

3.3.1 The services described in this Paragraph 3.3 are not included in Basic Services unless so identified in Article 14, and they shall be paid for by the Owner as provided in this Part 2 Agreement, in addition to the compensation for Basic Services. The services described in this Paragraph 3.3 shall be provided only if authorized or confirmed in writing by the Owner.

3.3.2 Making revisions in drawings, specifications, and other documents or electronic data when such revisions are required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents or electronic data.

3.3.3 Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing services required in connection with the replacement of such Work.

3.3.4 Providing services in connection with a public hearing, arbitration proceeding or legal proceeding, except where the Design/Builder is a party thereto.

3.3.5 Providing coordination of construction performed by the Owner's own forces or separate contractors employed by the Owner, and coordination of services required in connection with construction performed and equipment supplied by the Owner.

3.3.6 Preparing a set of reproducible record documents or electronic data showing significant changes in the Work made during construction.

3.3.7

                                    ARTICLE 4
                                      TIME

4.1 Unless otherwise indicated, the Owner and the

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: A191 H&R BLOCH.AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996

Design/Builder shall perform their respective obligations as expeditiously as is consistent with reasonable skill and care and the orderly progress of the Project.

4.2 Time limits stated in the Contract Documents are of the essence. The Work to be performed under this Part 2 Agreement shall commence upon receipt of a notice to proceed unless otherwise agreed and, subject to authorized Modifications, Substantial Completion shall be achieved on or before the date established in
Article 14.

4.3 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

4.4 Based on the Design/Builder's Proposal, a construction schedule shall be provided consistent with Paragraph 4.2 above.

4.5 If the Design/Builder is delayed at any time in the progress of the Work by an act or neglect of the Owner, Owner's employees, or separate contractors employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, adverse weather conditions not reasonably anticipatable, unavoidable casualties or other causes beyond the Design/Builder's control, or by delay authorized by the Owner pending arbitration, or by other causes which the Owner and Design/Builder agree may justify delay, then the Contract Time shall be reasonably extended by Change Order.

                                    ARTICLE 5
                                    PAYMENTS

5.1 PROGRESS PAYMENTS

5.1.1 The Design/Builder shall deliver to the Owner itemized Applications for Payment in such detail as indicated in Article 14.

5.1.2 Owner shall make payment to the Design/Builder pursuant to Paragraph 13.4.

5.1.3 The Application for Payment shall constitute a representation by the Design/Builder to the Owner that the design and construction have progressed to the point indicated, the quality of the Work covered by the application is in accordance with the Contract Documents, and the Design/Builder is entitled to payment in the amount requested.

5.1.4 Upon receipt of payment from the Owner, the Design/Builder shall promptly pay the Architect, other design professionals and each contractor the amount to which each is entitled in accordance with the terms of their respective contracts.

5.1.5 The Owner shall have no obligation under this Part 2 Agreement to pay or to be responsible in any way for payment to the Architect, another design professional or a contractor performing portions of the Work.

5.1.6 Neither progress payment nor partial or entire use or occupancy of the Project by the Owner shall constitute an acceptance of Work not in accordance with the Contract Documents.

5.1.7 The Design/Builder warrants that title to all construction covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design/Builder further warrants that upon submittal of an Application for Payment all construction for which payments have been received from the Owner shall be free and clear of liens, claims, security interests or encumbrances in favor of the Design/Builder or any other person or entity performing construction at the site or furnishing materials or equipment relating to the construction.

5.1.8 At the time of Substantial Completion, the Owner shall pay the Design/Builder the retainage, if any, less the reasonable cost to correct or complete incorrect or incomplete Work. Final payment of such withheld sum shall be made upon correction or completion of such Work.

5.2 FINAL PAYMENT

5.2.1 Neither final payment nor amounts retained, if any, shall become due until the Design/Builder submits to the Owner: (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or Owner's property might be responsible or encumbered (less amounts withheld by the Owner) have been paid or otherwise satisfied; (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner; (3) a written statement that the Design/Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents; (4) consent of surety, if any, to final payment; and (5) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a contractor or other person or entity entitled to assert a lien against the Owner's property refuses to furnish a release or waiver required by the Owner, the Design/ Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Design/Builder shall indemnify the Owner for all loss and cost, including reasonable attorneys' fees incurred as a result of such lien.

5.2.2 When the Work has been completed and the contract fully performed, the Design/Builder shall submit a final application for payment to the Owner, who shall make final payment within 30 days of receipt.

5.2.3 The making of final payment shall constitute a waiver of claims by the Owner except those arising from:

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191. OWNER-DESIGN/BUILDER AGREEMENT - 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: A191 H&R BLOCH. AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996

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      .1    liens, claims, security interest or encumbrances arising out of the
            Contract and unsettled;

      .2 failure of the Work to comply with the requirements of the Contract Documents; or

      .3    terms of special warranties required by the Contract Documents.

5.2.4 Acceptance of final payment shall constitute a waiver of all claims by the Design/Builder except those previously made in writing and identified by the Design/Builder as unsettled at the time of final Application for Payment.

5.3 INTEREST PAYMENTS

5.3.1 Payments due the Design/Builder under this Part 2 Agreement which are not paid when due shall bear interest from the date due at the rate specified in
Article 13, or in the absence of a specified rate, at the legal rate prevailing where the Project is located.

                                    ARTICLE 6
                       PROTECTION OF PERSONS AND PROPERTY

6.1 The Design/Builder shall be responsible for initiating, maintaining and providing supervision of all safety precautions and programs in connection with the performance of this Part 2 Agreement.

6.2 The Design/Builder shall take reasonable precautions for the safety of, and shall provide reasonable protection to prevent damage, injury or loss to: (1) employees on the Work and other persons who may be affected thereby; (2) the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody, or control of the Design/Builder or the Design/Builder's contractors; and (3) other property at or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal relocation or replacement in the course of construction.

6.3 The Design/Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on the safety of persons or property or their protection from damage, injury or loss.

6.4 The Design/Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance provided or required by the Contract Documents) to property at the site caused by the Design/Builder, a contractor of the Design/Builder or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable.

                                    ARTICLE 7
                              INSURANCE AND BONDS

7.1 DESIGN/BUILDER'S LIABILITY INSURANCE

7.1.1 The Design/Builder shall purchase from and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, such insurance as will protect the Design/Builder from claims set forth below which may arise out of or result from operations under this Part 2 Agreement by the Design/Builder or by a contractor of the Design/Builder, or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

      .1 claims under workers' compensation, disability benefit and other similar employee benefit laws that are applicable to the Work to be performed;

      .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Design/Builder's employees;

      .3 claims for damages because of bodily injury, sickness or disease, or death of persons other than the Design/Builder's employees;

      .4 claims for damages covered by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Design/Builder or (2) by another person;

      .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

      .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and

      .7 claims involving contractual liability insurance applicable to the Design/Builder's obligations under Paragraph 11.5.

7.1.2 The insurance required by Subparagraph 7.1.1 shall be written for not less than limits of liability specified in this Part 2 Agreement or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

7.1.3 Certificates of Insurance acceptable to the Owner shall be delivered to the Owner immediately after execution of this Part 2 Agreement. These Certificates and the insurance policies required by this Paragraph 7.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment, an additional certificate evidencing continuation of such coverage shall be submitted with the application for final payment. Information concerning reduction of coverage shall be furnished by the Design/Builder with reasonable promptness in accordance with the Design/Builder's information and belief.

7.2 OWNER'S LIABILITY INSURANCE

(C)1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: A191 H&R BLOCH. AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996

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7.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under this Part 2 Agreement. The Design/Builder shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.

7.3 PROPERTY INSURANCE

7.3.1 Unless otherwise provided under this Part 2 Agreement, the Owner shall purchase and maintain, in a company or companies authorized to do business in the jurisdiction in which the principal improvements are to be located, property insurance upon the Work to the full insurable value thereof on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 7.3 to be insured, whichever is earlier. This insurance shall include interests of the Owner, the Design/Builder, and their respective contractors and subcontractors in the Work.

7.3.2 Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, falsework, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for the services and expenses of the Design/Builder's Architect and other professionals required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

7.3.3 If the Owner does not intend to purchase such property insurance required by this Part 2 Agreement and with all of the coverages in the amount described above, the Owner shall so inform the Design/Builder prior to commencement of the construction. The Design/Builder may then effect insurance which will protect the interests of the Design/Builder and the Design/Builder's contractors in the construction, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Design/Builder is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, then the Owner shall bear all reasonable costs properly attributable thereto.

7.3.4 Unless otherwise provided, the Owner shall purchase and maintain such boiler and machinery insurance required by this Part 2 Agreement or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner. This insurance shall include interests of the Owner, the Design/Builder, the Design/Builder's contractors and subcontractors in the Work, and the Design/Builder's Architect and other design professionals. The Owner and the Design/Builder shall be named insureds.

7.3.5 A loss insured under the Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 7.3.10. The Design/Builder shall pay contractors their shares of insurance proceeds received by the Design/Builder, and by appropriate agreement, written where legally required for validity, shall require contractors to make payments to their subcontractors in similar manner.

7.3.6 Before an exposure to loss may occur, the Owner shall file with the Design/Builder a copy of each policy that includes insurance coverages required by this Paragraph 7.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Design/Builder.

7.3.7 If the Design/Builder requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, obtain such insurance, and the cost thereof shall be charged to the Design/Builder by appropriate Change Order.

7.3.8 The Owner and the Design/Builder waive all rights against each other and the Architect and other design professionals, contractors, subcontractors, agents and employees, each of the other, for damages, occurring during or after completion of the Work, caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 7.3 or other property insurance, except such rights as they may have to proceeds of such insurance held by the Owner as trustee. The Owner or Design/ Builder, as appropriate, shall require from contractors and subcontractors by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated in this Paragraph 7.3. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity-had-an insurable interest in the property damaged.

7.3.9 If required in writing by a party in interest, the Owner as trustee shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Article 10. If after such loss no other special agreement is made, replacement of damaged Work shall be covered by appropriate Change Order.

7.3.10 The Owner as trustee shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing, within five (5) days after occurrence of

(C)1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: A191 H&R BLOCH. AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996

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loss to the Owner's exercise of this power; if such objection be made, the parties shall enter into dispute resolution under procedures provided in Article
10. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

7.3.11 Partial occupancy or use prior to Substantial Completion shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Design/ Builder shall lake reasonable steps to obtain consent of the insurance company or companies and shall not, without mutual written consent, lake any action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of coverage.

7.4 LOSS OF USE INSURANCE

7.4.1 The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Design/Builder for loss of use of the Owner's property, including consequential losses due to fire or other hazards, however caused.

                                    ARTICLE 8
                               CHANGES IN THE WORK

8.1 CHANGES

8.1.1 Changes in the Work may be accomplished after execution of this Part 2 Agreement, without invalidating this Part 2 Agreement, by Change Order, Construction Change Directive, or order for a minor change in the Work, subject to the limitations stated in the Contract Documents.

8.1.2 A Change Order shall be based upon agreement between the Owner and the Design/Builder; a Construction Change Directive may be issued by the Owner without the agreement of the Design/Builder; an order for a minor change in the Work may be issued by the Design/Builder alone.

8.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Design/Builder shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive, or order for a minor change in the Work.

8.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or the Design/ Builder, the applicable unit prices shall be equitably adjusted.

8.2 CHANGE ORDERS

8.2.1 A Change Order is a written instrument prepared by the Design/Builder and signed by the Owner and the Design/Builder, stating their agreement upon all of the following:

      .1    a change in the Work;

      .2    the amount of the adjustment, if any, in the Contract Sum; and

      .3    the extent of the adjustment, if any, in the Contract Time.

8.2.2 If the Owner requests a proposal for a change in the Work from the Design/Builder and subsequently elects not to proceed with the change, a Change Order shall be issued to reimburse the Design/Builder for any costs incurred for estimating services, design services or preparation of proposed revisions to the Contract Documents.

8.3 CONSTRUCTION CHANGE DIRECTIVES

8.3.1 A Construction Change Directive is a written order prepared and signed by the Owner, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both.

8.3.2 Except as otherwise agreed by the Owner and the Design/Builder, the adjustment to the Contract Sum shall be determined on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including the expenditures for design services and revisions to the Contract Documents. In case of an increase in the Contract Sum, the cost shall include a reasonable allowance for overhead and profit. In such case, the Design/Builder shall keep and present an itemized accounting together with appropriate supporting data for inclusion in a Change Order. Unless otherwise provided in the Contract Documents, costs for these purposes shall be limited to the following:

      .1 costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;

      .2 costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

      .3 rental costs of machinery and equipment exclusive of hand tools, whether rented from the Design/Builder or others;

      .4 costs of premiums for all bonds and insurance permit fees, and sales, use or similar taxes;

      .5 additional costs of supervision and field office personnel directly attributable to the change; and fees paid to the Architect, engineers and other professionals. '

8.3.3 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Design/Builder to the Owner for deletion or change which results in a net decrease in the Contract Sum will be actual net

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below. User Document: A191 H&R BLOCH. AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996
                                                                              15
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cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of the net increase, if any, with respect to that change.

8.3.4 When the Owner and the Design/Builder agree upon the adjustments in the Contract Sum and Contract Time, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

8.4 MINOR CHANGES IN THE WORK

8.4.1 The Design/Builder shall have authority to make minor changes in the Construction Documents and construction consistent with the intent of the Contract Documents when such minor changes do not involve adjustment in the Contract Sum or extension of the Contract Time. The Design/Builder shall promptly inform the Owner, in writing, of minor changes in the Construction Documents and construction.

8.5 CONCEALED CONDITIONS

8.5.1 If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents, or (2) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Contract Sum shall be equitably adjusted for such concealed or unknown conditions by Change Order upon claim by either party made within 21 days after the claimant becomes aware of the conditions.

8.6 REGULATORY CHANGES

8.6.1 The Design/Builder shall be compensated for changes in the construction necessitated by the enactment or revisions of codes, laws or regulations subsequent to the submission of the Design/Builder's Proposal.

                                    ARTICLE 9
                               CORRECTION OF WORK

9.1 The Design/Builder shall promptly correct Work rejected by the Owner or known by the Design/Builder to be defective or failing to conform to the requirements of the "Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Design/Builder shall bear costs of correcting such rejected Work, including additional testing and inspections.

9.2 If, within one (1) year after the date of Substantial Completion of the Work or, after the date for commencement of warranties established in a written agreement between the Owner and the Design/Builder, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Design/Builder shall correct it promptly after receipt of a written notice from the Owner to do so unless the Owner has previously given the Design/ Builder a written acceptance of such condition.

9.3 Nothing contained in this Article 9 shall be construed to establish a period of limitation with respect to other obligations which the Design/Builder might have under the Contract Documents. Establishment of the time period of one (1) year as described in Subparagraph 9.2 relates only to the specific obligation of the Design/Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design/Builder's liability with respect to the Design/Builder's obligations other than specifically to correct the Work.

9.4 If the Design/Builder fails to correct nonconforming Work as required or fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Design/Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the Owner's right to stop the Work shall not give rise to a duty on the part of the Owner to exercise the right for benefit of the Design/Builder or other persons or entities.

9.5 If the Design/Builder defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within seven (7) days after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may give a second written notice to the Design/Builder and, seven (7) days following receipt by the Design/Builder of that second written notice and without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design/Builder, the costs of correcting such deficiencies. If the payments then or thereafter due the Design/Builder are not sufficient to cover the amount of the deduction, the Design/Builder shall pay the difference to the Owner, Such action by the Owner shall be subject to dispute resolution procedures as provided in Article 10.

                                   ARTICLE 10
                              DISPUTE RESOLUTION -
                           MEDIATION AND ARBITRATION

10.1 Claims, disputes or other matters in question between the parties to this
Part 2 Agreement arising out of or relating to this Part 2 Agreement or breach thereof shall be subject to and decided by mediation or arbitration. Such mediation or arbitration shall be conducted in accordance with the Construction Industry Mediation or Arbitration Rules of the American Arbitration Association currently in effect.

10.2 In addition to and prior to arbitration, the parties shall

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below. User Document: A191 H&R BLOCH.AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996
                                                                              16
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endeavor to settle disputes by mediation. Demand for mediation shall be filed in writing with the other party to this Part 2 Agreement and with the American Arbitration Association. A demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

10.3 Demand for arbitration shall be filed in writing with the other party to this Part 2 Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable lime after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

10.4 An arbitration pursuant to this Article may be joined with an arbitration involving common issues of law or fact between the Design/Builder or Owner and any person or entity with whom the Design/Builder or Owner has a contractual obligation to arbitrate disputes. Design/Builder and Owner shall insert provisions in their contracts with other parties for this Project requiring these other parties to consent to participate, at the request of Owner or Design/Builder, in an arbitration involving common issues of law or fact. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Part 2 Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

10.5 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

11.1 Unless otherwise provided, this Part 2 Agreement shall be governed by the law of the place where the Project is located. In case a provision of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected.

11.2 SUBCONTRACTS

11.2.1 The Design/Builder, as soon as practicable after execution of this Part 2 Agreement, shall furnish to the Owner in writing the names of the persons or entities the Design/Builder will engage as contractors for the Project.

11.3 WORK BY OWNER OR OWNER'S CONTRACTORS

11.3.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under conditions of insurance and waiver of subrogation identical to the provisions of this Part 2 Agreement. If the Design/Builder claims that delay or additional cost is involved because of such action by the Owner, the Design/Builder shall assert such claims as provided in Subparagraph 11.4.

11.3.2 The Design/Builder shall afford the Owner's separate contractors reasonable opportunity for - introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Design/Builder's construction and operations with theirs as required by the Contract Documents.

11.3.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

11.4 CLAIMS FOR DAMAGES

11.4.1 If either party to this Part 2 Agreement suffers injury or damage to person or property because of an act or omission, of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a claim of additional cost or time related to this claim is to be asserted, it shall be filed in writing.

11.5 INDEMNIFICATION

11.5.1 To the fullest extent permitted by law, the Design/Builder shall indemnify and hold harmless the Owner, Owner's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) but only to the extent caused in whole or in part by negligent acts or omissions of the Design/Builder, anyone directly or indirectly employed by the Design/Builder or anyone for whose acts the Design/Builder may be liable, regardless of whether or not such claim, damage, loss or

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1995 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: A191 H&R BLOCH. AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996
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expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 11.5.

11.5.2 In claims against any person or entity indemnified under this Paragraph
11.5 by an employee of the Design/Builder, anyone directly or indirectly employed by the Design/Builder or anyone for whose acts the Design/Builder may be liable, the indemnification obligation under this Paragraph 11.5 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Design/Builder under workers' compensation acts, disability benefit acts or other employee benefit acts.

11.6 SUCCESSORS AND ASSIGNS

11.6.1 The Owner and Design/Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Part 2 Agreement and to the partners, successors and assigns of such other party with respect to all covenants of this Part 2 Agreement. Neither the Owner nor the Design/Builder shall assign this Part 2 Agreement without the written consent of the other. The Owner may assign this Part 2 Agreement to any institutional lender providing construction financing, and the Design/Builder agrees to execute all consents reasonably required to facilitate such an assignment. If either party makes such an assignment, that party shall nevertheless remain legally responsible for all obligations under this Part 2 Agreement, unless otherwise agreed by the other party.

11.7 TERMINATION OF PROFESSIONAL DESIGN SERVICES

11.7.1 Prior to termination of the services of the Architect or any other design professional designated in this Part 2 Agreement, the Design/Builder shall identify to the Owner in writing another architect or other design professional with respect to whom the Owner has no reasonable objection, who will provide the services originally to have been provided by the Architect or other design professional whose services are being terminated.

11.8 EXTENT OF AGREEMENT

11.8.1 This Part 2 Agreement represents the entire agreement between the Owner and the Design/Builder and supersedes prior negotiations, representations or agreements, either written or oral. This Part 2 Agreement may be amended only by written instrument and signed by both the Owner and the Design/Builder.

                                   ARTICLE 12
                          TERMINATION OF THE AGREEMENT

12.1 TERMINATION BY THE OWNER

12.1.1 This Part 2 Agreement may be terminated by the Owner upon 14 days' written notice to the Design/Builder in the event that the Project is abandoned. If such termination occurs, the Owner shall pay the Design/Builder for Work completed and for proven loss sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages.

12.1.2 If the Design/Builder defaults or persistently fails or neglects to carry out the Work in accordance with the Contract Documents or fails to perform the provisions of this Part 2 Agreement, the Owner may give written notice that the Owner intends to terminate this Part 2 Agreement. If the Design/Builder fails to correct the defaults, failure or neglect within seven (7) days after being given notice, the Owner may then give a second written notice and, after an additional seven (7) days, the Owner may without prejudice to any other remedy terminate the employment of the Design/Builder and take possession of the site and of all materials, equipment, tools and construction equipment and machinery thereon owned by the Design/Builder and finish the Work by whatever method the Owner may deem expedient. If the unpaid balance of the Contract Sum exceeds the expense of finishing the Work and all damages incurred by the Owner, such excess shall be paid to the Design/Builder. If the expense of completing the Work and all damages incurred by the Owner exceeds the unpaid balance, the Design/Builder shall pay the difference to the Owner. This obligation for payment shall survive termination of this Part 2 Agreement.

12.2 TERMINATION BY THE DESIGN/BUILDER

12.2.1 If the Owner fails to make payment when due, the Design/Builder may give written notice of the Design/ Builder's intention to terminate this Part 2 Agreement. If the Design/Builder fails to receive payment within seven (7) days after receipt of such notice by the Owner, the Design/-Builder may give a second written notice and, seven (7) days after receipt of such second written notice by the Owner, may terminate this Part 2 Agreement and recover from the Owner payment for Work executed and for proven losses sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages.

                                   ARTICLE 13
                              BASIS OF COMPENSATION

The Owner shall compensate the Design/Builder in accordance with Article 5, Payments, and the other provisions of this Part 2 Agreement as described below.

13.1 COMPENSATION

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below. User Document: A191 H&R BLOCH. AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996
                                                                              18
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13.1.1 For the Design/Builder's performance of the Work, as described in
Paragraph 3.2 and including any other services listed in Article 14 as part of Basic Services, the Owner shall pay the Design/Builder in current funds follows:
The Owner agrees to reimburse the Design/Builder the cost of the Work as defined in the attached Exhibit A, and to pay the Design/Build Fee (Fee) stipulated in Paragraph 13.1.3. The maximum cost to the Owner, including the cost of the Work and the Fee, shall be guaranteed not to exceed the Guaranteed Maximum Price (GMP), which shall be set by amendment. The GMP and Fee shall be increased for additive changes in the Work as provided in Article 8 or for additional phases of Work authorized by the Owner by subsequent amendment.

13.1.2 If the final cost of the Work, plus Fee, is less than the GMP (as may be adjusted), such savings shall accrue one hundred percent (100%) to the Owner.

13.1.3 Design/Build Fee (Fee) -- The Owner agrees to pay the Design/Builder a Fee of two and thirty-nine-hundredths percent (2.39%) of the estimated cost of the Work. The Fee shall be fixed at the time the GMP is agreed by the parties and thereafter shall not be reduced on account of savings to the Owner pursuant to Paragraph 13.1.2. The Fee shall be increased or decreased by an amount equal to two and thirty-nine-hundredths percent (2.39%) of the cost of any change in the Work.

13.1.4 Design costs and fees for Basic Services shall be reimbursed as a cost of the Work at the rate shown in the attached Exhibit B. Design costs and fees for additional services shall be reimbursed at standard rates.

13.2 REIMBURSABLE EXPENSES -- SEE EXHIBIT A, COST OF THE WORK

13.2.1

13.2.2

13.3 INTEREST PAYMENTS

13.3.1 The rate of interest for past due payments shall be as follows: ten percent (10%) per annum.

13.4 PROGRESS PAYMENTS

13.4.1 Progress payment applications shall be submitted by Design/Builder the first day of every month and payments shall be made by Owner by the twentieth day of each month, based on the percentage of Work completed. A ten percent (10%) retainage shall be withheld from each progress payment until substantial completion. At substantial completion all retainage shall be returned less an amount not to exceed one hundred fifty percent (150%) of the value of the punchlist. All retainage held after substantial completion shall be returned to Design/Builder no later than the final payment.

13.4.2 The Design/Builder shall be paid a pro rata share of the Fee with each progress payment, with the balance to be paid with the final payment.

13.5 PERFORMANCE INCENTIVES

13.5.1 Performanced-based incentives shall be earned by the Design-Builder and Designer pursuant to Exhibit D.

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Design/ Builder's principal places of business, at the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletion, modification or other requirements, such us written disclosures or waivers.)

                                   ARTICLE 14
                         OTHER CONDITIONS AND SERVICES

14.1 The Basic Services to be performed shall be commenced on the date of the Notice to Proceed issued by the Owner and, subject to authorized adjustments and to delays not caused by the Design/Builder, Substantial Completion shall be achieved in the Contract Time to be determined by amendment to this Agreement.

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: A191 H&R BLOCH. AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996

14.1.1 In the event that Design/Builder shall fail to achieve Substantial Completion of the construction to be performed under this Agreement within the time specified in Article 14 of this Agreement and the Amendments thereto, after due allowance for any extension(s) of time pursuant to the contract documents, the Design/Builder shall pay the Owner the sum of Five Hundred and no/100 Dollars ($500.00) per day for each business day that the Design/Builder fails to achieve Substantial Completion of the construction to be performed. The foregoing shall be liquidated damages and not a penalty. The Owner shall have the right (but not the duty) to deduct such damages from payments due or otherwise to become due to the Design/Builder under this Agreement.

14.2 The Basic Services beyond those described in Article 3 include Preconstruction Services as listed in Exhibit C: Basic or Additional Services to be provided by Owner ("Excluded Services") are listed in Exhibit E.

14.3 Preconstruction Services commenced February 1, 2003. Upon execution of an Amendment establishing a GMP as contemplated in paragraph 13.1.1. Owner shall reimburse Design-Builder for all costs incurred in Preconstruction Services as indicated in paragraph 13.2 and Exhibit A. Such cost shall be included in the GMP calculation. If the Owner should terminate the services of Design-Builder prior to agreeing to a GMP Amendment. Owner shall reimburse Design-Builder its costs pursuant to paragraph 13.2 and Exhibit A, provided, however, that if such termination shall occur prior to July 1, 2003, the termination cost shall be Forty Thousand Dollars ($40,000).

14.4 The Design/Builder shall submit an Application for Payment on the first
(1st) day of each month.

14.5 The Design/Builder's Proposal includes the following documents:
(List the documents by specific title and date; include any required performance and payment bonds.)

TITLE                                                                       DATE

To be attached by amendment.

14.6 Design/Builder is not a licensed or authorized architect or engineer and Owner acknowledges that it is contracting with Design/Builder to merely furnish, but not perform, design services. Owner further acknowledges that Design/Builder will subcontract all design services to licensed design professionals, duly authorized and registered to render such services in the state in which the Project is located. With this understanding, Owner waives any defense to an action by Design/Builder to enforce this Agreement which defense relates to Design/Builder's authorization or license to render design services in the state in which the Project is located.

14.7 The Owner acknowledges that Design/Builder is not a design professional, but is merely furnishing, not performing, professional design services. Owner expressly agrees that Owner's recovery for claims of professional errors and omissions (under contract, tort or any other theory of law) shall be limited to the amount recoverable from the errors and omissions insurance coverage carried by the design professionals employed by the Design/Builder and the Fee paid to the Design/Builder on the cost of design services provided by the design professionals. The Architect named herein shall maintain a professional errors and omissions policy with initial coverage valued at Five Million Dollars ($5,000,000).

14.8 The Owner and Design/Builder shall not be liable to each other for any special, incident indirect, punitive, exemplary or consequential damages, including but not limited to: loss of profits or revenue; loss of use; loss of opportunity; loss of goodwill; cost of substitute goods, facilities or services; cost of capital; governmental and regulatory sanctions; and claims of customers for such damages.

14.9 The Owner shall provide the Design/Builder all documents necessary to allow Design/Builder, its contractors and suppliers, to utilize Owner's tax exemption. The Sales and/or Use Tax saved by the use of the tax exemption are not included in the GMP established pursuant to Article 13. The Owner agrees to defend and indemnify Design/Builder, its contractors and suppliers against any liability for Sales Tax, Use Tax, interest, penalty, and attorneys' fees, incurred as a result of the failure to pay Sales or Use Tax upon the value of materials, equipment or other property purchased in accordance with tax exemption procedures. This indemnity shall survive the acceptance of final payment by the Design/Builder or any termination of this Agreement.

14.10 This Agreement and the Performance thereof by both parties is contingent upon the obtainment of all necessary zoning and permits for this Project and written notice by the Owner to the Design/Builder to proceed with the Work.

14.11 The Owner shall, upon request from Design/Builder, provide the Design/Builder with satisfactory evidence of construction financing.

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: A191 H&R BLOCH. AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996

14.12 EXHIBITS

Exhibit A - Cost of the Work

Exhibit B - Design Services, Fees and Costs

Exhibit C - Preconstruction Services

Exhibit D - Performance Incentives

Exhibit E - Excluded Services

Exhibit F - Notice to Owner

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

This Agreement entered into as of the day and year first written above.

H&R BLOCK TAX SERVICES, INC.                J.E. DUNN CONSTRUCTION COMPANY

/s/ Jeffery Yabuki                          /s/ Casey S. Halsey
----------------------------                ------------------------------------
OWNER(Signature)                             DESIGN/BULIDER(Signature)

JEFFERY YABUKI, PRESIDENT                   CASEY S. HALSEY, SR. VICE PRESIDENT
----------------------------                ------------------------------------
(Printed name and title)                    (Printed name and title)

(C) 1996 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191 - OWNER-DESIGN/BUILDER AGREEMENT
- 1996 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: A191 H&R BLOCH. AIA -- 5/6/2003. AIA License Number 1119823, which expires on 1/31/2004.

                                                   Electronic Format A191 - 1996

                                    EXHIBIT A

                                COSTS OF THE WORK

COSTS TO BE REIMBURSED

1. The term Cost of the Work shall mean costs necessarily incurred in the proper performance of the Work and paid by the Design-Builder. Such costs shall be at rates not higher than the standard paid in the locality of the Work except with prior consent of the Owner, and shall include the items set forth below.

1.1 Wages paid for labor in the direct employ of the Design-Builder in the performance of the Work of the Project under applicable collective bargaining agreements, or under a salary or wage schedule agreed upon by the Owner and Design-Builder, and including cost of insurance, contributions, assessments, benefits, bonuses or taxes incurred.

1.2 Personnel costs of Design-Builder's personnel, including the salaries of Construction Operations, Project Administration, and Billings and Payment staff, whether stationed at the site of the Project or at local offices, including payroll taxes, insurance and benefits, for that portion of time attributable to the Project, at the standard corporate rate. Personnel engaged, at shops or on the road, in expediting the production or transportation of materials or equipment, shall be considered as stationed at the field office and their salaries paid for that portion of their time spent on this Work.

1.3 Personnel costs of Design-Builder and it's consultants, at the standard corporate rate, for all preconstruction services performed on behalf of the Project, regardless of the location where performed.

1.4 The portion of reasonable travel and subsistence expenses of the Design-Builder or of his officers or employees incurred while traveling in discharge of duties connected with the Work.

1.5 Cost of all materials, supplies and equipment incorporated in the Work, including costs of transportation thereof.

1.6 Payments made by the Design-Builder to Subcontractors for Work performed pursuant to Subcontracts under this Agreement.

1.7 Cost, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities and hand tools not owned by the workers, which are consumed in the performance of the Work, and cost less salvage value on such items used but not consumed which remain the property of the Design-Builder.

1.8 Rental charges of all necessary machinery and equipment, exclusive of hand tools, used at the site of the Work, whether rented from the Design-Builder or others, including installation, minor repairs and replacements, dismantling, removal, transportation and delivery costs thereof, at rental charges consistent with those prevailing in the area.

1.9 Cost of premiums for all bonds and insurance which the Design-Builder is required by the Contract Documents to purchase and maintain and deductibles incurred.

1.10 Sales, use or similar taxes related to the Work and for which the Design-Builder is liable imposed by any governmental authority.

1.11 Permit fees, royalties, damages for infringement of patents and costs of defending suits therefore, and deposits lost for causes other than the Design-Builder's negligence.

1.12 Losses and expenses, not compensated by insurance or otherwise, sustained by the Design-Builder in connection with the Work, provided they have resulted from causes other than the fault or neglect of the Design-Builder

1.13 Expenses such as telegrams, long distance telephone calls, telephone service at the site, mobile phone or radio use, expressage, and petty cash items in connection with the Work.

1.14     Cost of removal of all debris.

1.15 Costs incurred due to an emergency affecting the safety of persons and property.

1.16 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

1.17 The cost of guaranty or warranty work, not recoverable from subcontractors, vendors or insurance, to the extent of cost savings realized by the Owner and the Design/Builder (pro rata).

1.18 The cost of design services performed by architects or engineers required by the Agreement or performed in the interest of the Project.

1.19 Expense of reproduction of drawings, specifications and other Contract Documents.

1.20     The cost of services provided by Consultants, if required.

COSTS NOT TO BE REIMBURSED

2. The term Cost of the Work shall not include any of the items set forth below.

2.1 Salaries or other compensation of the Design-Builder's personnel at the Design-Builder's principal office and branch offices, except as indicated in 1.3 above.

2.2 Expenses of the Design-Builder's principal and branch offices other than the field office.

2.3 Any part of the Design-Builder's capital expenses, including interest on the Design-Builder's capital employed for the Work.

2.4 Overhead or general expenses of any kind, except as may be expressly included above.

2.5 Costs due to the negligence of the Design-Builder or any of its supervisory staff.

2.6 The cost of any item not specifically and expressly included in the items described above.

2.7      Costs in excess of the Guaranteed Maximum Cost.

EXHIBIT B

H & R BLOCK WORLD HEADQUARTERS

DESIGN FEE APPROACH

                                                        RENOVATION OF 150,000 SF
                                                          NEW 250,000 SF OFFICE
                  DESCRIPTION                                  NEW GARAGE
-----------------------------------------------         ------------------------
APPROXIMATE TOTAL CONSTRUCTION AND DESIGN COST            $     70,538,013

DESIGN FEES (ARCHITECTURAL, MEP, STRUCTURAL)                            % OF COMPONENT           % OF TOTAL COST
--------------------------------------------                            --------------           ---------------
Percent of Building Shell/Sitework Cost                                     4.89%                   1.5703%
Percent of Renovation Cost                                                  7.13%                   0.8398%
Percent of Tenant Finish Cost                                               7.67%                   1.6556%
Percent of Garage Cost                                                      5.16%                   1.4857%
Percent of Core/Shell Cost for Special Consultants (Note 4)                 0.46%                   0.1186%
                                                                                                    ------
                             A/E FEE % OF TOTAL COST                                                5.6700%
                                                                                                    ------
                                                                                                    5.6700%

Architectural Fees are calculated as a percentage of the DESIGN/BUILD TOTAL and are capped at 5.67%

                                    EXHIBIT C

14.2 PRECONSTRUCTION SERVICES

14.2.1 Provide preliminary evaluation of the program and Project budget requirements, each in terms of the other. With the Architect's assistance, prepare preliminary estimates of Construction Cost for early schematic designs based on area, volume or other standards. Assist the Owner and the Architect in achieving mutually agreed upon program and Project budget requirements and other design parameters. Provide cost evaluations of alternative materials and systems.

14.2.2 Review designs during their development. Advise on site use and improvements, selection of materials, building systems and equipment and methods of Project delivery. Provide recommendations on relative feasibility of construction methods, availability of materials and labor, time requirements for procurement, installation and construction, and factors related to cost including, but not limited to, costs of alternative designs or materials, preliminary budgets and possible economies.

14.2.3 Provide for the Architect's and the Owner's review and acceptance, and periodically update, a Project Schedule that coordinates and integrates the Contractor's services, the Architect's services and the Owner's responsibilities with anticipated construction schedules.

14.2.4 Prepare for the Owner's approval a more detailed estimate of Construction Cost, developed by using estimating techniques which anticipate the various elements of the Project, and based on Schematic Design Documents prepared by the Architect. Update and refine this estimate periodically as the Architect prepares Design Development and Construction Documents. Advise the Owner and the Architect if it appears that the Construction Cost may exceed the Project budget. Make recommendations for corrective action.

14.2.5 Coordinate Contract Documents by consulting with the Owner and the Architect regarding Drawings and Specifications as they are being prepared, and recommending alternative solutions whenever design details affect construction feasibility, cost or schedules.

14.2.6 Develop a Project Construction Schedule providing for all major elements such as phasing of construction and times of commencement and completion required of each separate Contractor. Provide the Project Construction Schedule for each set of Bidding Documents.

14.2.7 Investigate and recommend a schedule for the Owner's purchase of materials and equipment requiring long lead time procurement, and coordinate the schedule with the early preparation of portions of the Contract Documents by the Architect. Expedite and coordinate delivery of these purchases.

14.2.8 Prequalify Bidders and develop Bidders' interest in the Project. Establish bidding schedules. With the assistance of the Architect, issue Bidding Documents to Bidders. Conduct pre-bid conferences to familiarize Bidders with the Bidding Documents and with any special systems, materials or methods. Assist the Architect with the receipt of questions from Bidders, and with the issuance of Addenda.

14.2.9 Receive Bids and prepare bid analysis.

                                    EXHIBIT D

                                   H & R BLOCK

                             PERFORMANCE INCENTIVES

     INCENTIVES TO BE FORMULATED BY THE PARTIES AND EXHIBIT TERMS ADDED BY
                                   AMENDMENT.

EXHIBIT E

H & R BLOCK WORLD HEADQUARTERS

EXCLUDED SERVICES

INITIAL SITE REVIEW/SITE    DESIGN DISCIPLINE     % FEE           $ FEE
------------------------    -----------------    --------        ------
Master Plan only              Architectural      lump sum         7,500
                                 Civil           lump sum         1,500
                                                                 ------
                                                  TOTAL          $9,000

DETAILED SITE REVIEW/SITE   DESIGN DISCIPLINE     % FEE           $ FEE
-------------------------   -----------------    --------        -------
   Revised Master Plan        Architectural      lump sum         16,000
   3-d Massing Studies           Civil           lump sum          3,200
 Concept Plans & Sections       Traffic          lump sum          3,200
                                                                 -------
       Grading Plan                                 TOTAL        $22,400

  OWNER PROVIDED              ESTIMATED *
-------------------           ------------
Civil Engineering                  75,000
   Civil Survey                    25,000
     GeoTech                        6,000
Special Inspection                250,000
     Testing                      250,000
  Reimbursables                   250,000
 Development Tax                  400,000
                              -----------
 *ESTIMATED TOTAL             $ 1,256,000

Note: Team will solicit design bids from vendors once size/scope is determined.

Note: Team will solicit design bids from vendors once size/scope is determined.

Note: This represents approx 10 borings. The Team will solicit design bids from vendors once size/scope is determined.

Note: Owner will contract directly with this vendor.

Note: Owner will contract directly with this vendor.

Includes: plotting, printing, travel, photos, messenger, long distance, faxes, etc.

Note: Owner will pay directly to City, if applicable.

        OWNER OPTIONS *                     FEE RATE           ESTIMATE *
---------------------------------       -----------------      ----------
    As-Built Record Drawings                                   $   10,000
      3-D models/renderings             $15,000/rendering      $   30,000
         Physical Model                    $15,000/model       $   15,000
     Move/Change Management                   $.20/usf         $   70,000
       CIFM/CAFM Services               $.06/usf/annually      $   21,000
  Pre/Post Occupancy Evaluation               $.03/usf         $   10,500
          Art Selection                      allowance         $   25,000
   Signage (Interior/Exterior)               $.05/usf          $   17,500
  Project Website Hosting/Maint           $ 1 ,000/month       $   30,000
Furniture, Fixtures and Equipment             $.80/usf         $  280,000
          Commissioning                       $.50/usf         $  200,000
        Interior Signage                       5.00%               17,500
      Food Service/Kitchen                   $1.25/usf             12,500
          AV/Acoustical                      $1.50/usf             22,500
            Security                          $.40/usf            140,000
            Lighting                          $.50/usf             50,000
            IT/Telecom                        $.25/usf             87,500
            IT/Telecom                        $2.00/usf            40,000
                                                               ----------
        * ESTIMATED TOTAL                                      $1,079,000

Includes logistic meetings, IT coordination, vendor selection, move schedule, and management. Excludes Furniture).

Includes set-up, yearly software updates, web hosting, tech support, and customization of reports.

Assumes digital questionnaire and digital interaction with Owner.

Will vary by product and/or dealer.

Consultant provides in-depth ME system commissioning to the Owner.

This is room-by-room identification that is beyond the "code required" signage.

This assumes a 10,000 u.s.f. kitchen/cafeteria.

This assumes a total of 15,000 u.s.f. of conferencing rooms.

This assumes security provisions throughout the office building only.

This assumes specialty lighting design in 100,000 u.s.f.

This assumes IT/Telecom design in a whole building.

This assumes specialty IT/Telecom design in a 20,000 Data Center.

                                   EXHIBIT F

                                 NOTICE TO OWNER

FAILURE OF THIS CONTRACTOR TO PAY THOSE PERSONS SUPPLYING MATERIAL OR SERVICES TO COMPLETE THIS CONTRACT CAN RESULT IN THE FILING OF A MECHANIC'S LIEN ON THE PROPERTY WHICH IS THE SUBJECT OF THIS CONTRACT PURSUANT TO CHAPTER 429, RSMo. TO AVOID THIS RESULT YOU MAY ASK THIS CONTRACTOR FOR "LIEN WAIVERS" FROM ALL PERSONS SUPPLYING MATERIAL OR SERVICES FOR THE WORK DESCRIBED IN THIS CONTRACT. FAILURE TO SECURE LIEN WAIVERS MAY RESULT IN YOUR PAYING FOR LABOR AND MATERIAL TWICE.

                                END OF EXHIBIT F

                                 AMENDMENT NO. 1
                                     TO THE
                                    AGREEMENT
                        BETWEEN OWNER AND DESIGN BUILDER

MODIFICATION AND AMENDMENT

Made as of the 1st day of January in the year 2003

BETWEEN the Owner:                  H&R Block Tax Services, Inc.
                                    4400 Main
                                    Kansas City, MO 64111

and the Design Builder:             J.E. Dunn Construction Company
                                    929 Holmes
                                    Kansas City, MO 64106

The Project:                        H&R Block World Headquarters
                                    J.E. Dunn Project No. 2872

The Architect:                      CDFM(2) Architecture, Inc.
                                    1015 Central
                                    Kansas City, MO 64105

The Owner and the Design Builder agree as set forth below:

WHEREAS, the Owner and Design Builder have previously agreed to amend their Agreement to establish scope, costs, schedule, and Contract Documents, and

WHEREAS, the Owner and Design Builder now wish to so amend their Agreement,

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Parties hereto agree to the Amendment of their Contract dated May 5, 2003, as set for the below:

1. This Amendment No. 1 is to authorize Pre-Construction and Site Selection Services. When Pre-Construction work is complete, Job. No. 2872 will be closed. This job will be for pre-site selection costs during the period of January 1, 2003 through December 31, 2003.

2. In accordance with Paragraph 14.1, the Notice to Proceed for the Work of this Amendment shall be the date of this Amendment and the Substantial Completion date shall be established upon the mutual agreement of the parties.

3. In accordance with Paragraph 13.1.1 of the Agreement, the Guaranteed Maximum Price established for the Work of this Amendment shall be Four Hundred Forty One Thousand Eighty One Dollars ($441,081.00),

         pursuant to Paragraph 13.1.3, the Design Builder's Fee for the work of this Amendment shall be established as: Ten Thousand Two Hundred Ninety Six Dollars ($10,296.00).

This Modification and Amendment entered into as of the day and year first written above.

OWNER:

H&R BLOCK TAX SERVICES, INC.

By: /s/ Timothy R. Mertz
    -----------------------------

DESIGN BUILDER:

J.E. DUNN CONSTRUCTION COMPANY

By: /s/ Casey S. Halsey
    -----------------------------
    Casey S. Halsey
    Senior Vice President

                                 AMENDMENT NO. 2
                                     TO THE
                                   AGREEMENT
                        BETWEEN OWNER AND DESIGN BUILDER

MODIFICATION AND AMENDMENT

Made as of the 1st day of January in the year 2003

BETWEEN the Owner:                  H&R Block Tax Services, Inc.
                                    4400 Main
                                    Kansas City, MO 64111

and the Design Builder:             J.E. Dunn Construction Company
                                    929 Holmes
                                    Kansas City, MO 64106

The Project:                        H&R Block World Headquarters
                                    J.E. Dunn Project No. 8910

The Architect:                      CDFM(2) Architecture, Inc.
                                    1015 Central
                                    Kansas City, MO 64105

The Owner and the Design Builder agree as set forth below:

WHEREAS, the Owner and Design Builder have previously agreed to amend their Agreement to establish scope, costs, schedule, and Contract Documents, and

WHEREAS, the Owner and Design Builder have previously entered into Amendments as reflected in Exhibit B, and

WHEREAS, the Owner and Design Builder now wish to so amend their Agreement,

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Parties hereto agree to the Amendment of their Contract dated May 5, 2003, as set for the below:

1. This Amendment No. 2 will modify the fee structure for the Design Builder by revising Article 13.1.3 as follows:

         13.1.3 Design/Build Fee - The Owner agrees to pay the Design/Builder a fee of Two and Thirty-Nine Hundredths Percent (2.39%) of the estimated cost of the work for the Pre-Site Selection phase of the project, more clearly defined as the period of time between January 1, 2003 and December 31, 2003. The fee shall be fixed at the time the GMP is agreed by the parties and thereafter shall not be reduced on the account of savings to the Owner pursuant to Paragraph
         13.1.2. The fee shall be increased or decreased by an amount equal to Two and Thirty-Nine Hundredths Percent (2.39%) of the cost of any change in the work.

         The Owner agrees to pay the Design/Builder a fee of Two and Thirty-Three Hundredths Percent (2.33%) of the estimated cost of the work for all phases of the work except Pre-Site Selection. The fee shall be fixed at the time the GMP is agreed by the parties and thereafter shall not be reduced on the account of savings to the Owner pursuant to Paragraph 13.1.2. The fee shall be increased or decreased by an amount equal to Two and Thirty-Three Hundredths Percent (2.33%) of the cost of any change in the work.

         The Owner agrees that the Design/Builder may perform certain trade scopes as a cost of the work. Such trade work cost shall be determined by summation of reimbursable cost plus a trade work fee of Six and Five Tenths Percent (6.50%). The Cost to be reimbursed for Trade Work shall be defined as set forth in Exhibit A hereto. Design/Builder and Owner shall agree on a Guaranteed Maximum Price for such trade work ("TW-GMP"). The fee shall be fixed at the time the TW-GMP is agreed by the parties and thereafter shall not be reduced on the account of savings. Contractor agrees that all savings shall accrue to Owner. The fee shall be increased or decreased by an amount equal to Six and Five Tenths Percent (6.50%) of the cost of any change in the work.

2. This Amendment No. 2 shall also clarify the phasing of the GMP process by adding the following to paragraph 13.1.1 of the Agreement:

         "It is the intention of the Owner and Design Builder to have the Commencement of the Work authorized in phases. With each such phase, the Design/Builder shall present the proposed modification to the overall Project cost, Design/Builder's Fee and GMP, and how the cost for such phase compares to budget. Upon agreement of the Owner and Design/Builder as to the scope for such phase and the resulting modification to the Design/Builder's cost, Fee and GMP, the parties shall enter into an Amendment to the Agreement to add that Phase to the Project and to reflect the adjustment to the GMP and Contractor's Fee and to supplement the Contract Documents to reflect the change in the scope of work for that Phase. Each subsequent Phase so authorized shall be administered by this process."

This Modification and Amendment entered into as of the day and year first written above.

OWNER:

H&R BLOCK TAX SERVICES, INC.

By: /s/ Timothy R. Mertz
    -----------------------------

DESIGN BUILDER:

J.E. DUNN CONSTRUCTION COMPANY

By: /s/ Casey S. Halsey
    -----------------------------
    Casey S. Halsey
    Senior Vice President

                                    EXHIBIT A

                               COSTS OF THE WORK
 FOR THE CONCRETE WORK AND REBAR INSTALLATION SELF-PERFORMED BY THE CONTRACTOR
                               ("CONCRETE WORK")

COSTS TO BE REIMBURSED

1. The term Cost of the Work shall mean costs necessarily incurred in the proper performance of the Concrete Work and paid by the Contractor. Such costs shall be at rates not higher than the standard paid in the locality of the Concrete Work except with prior consent of the Owner, and shall include the items set forth below.

1.1 Wages paid for labor in the direct employ of the Contractor in the performance of the Concrete Work of the Project under applicable collective bargaining agreements, or under a salary or wage schedule agreed upon by the Owner and Contractor, and including cost of insurance, contributions, assessments, benefits, bonuses or taxes incurred.

1.2 Personnel costs of Contractor's personnel, including the salaries of Construction Operations, Project Administration, and Billings and Payment staff, whether stationed at the site of the Project or at local offices, including payroll taxes, insurance and benefits, for that portion of time attributable to the Project, at the standard corporate rate (see attached rates). Personnel engaged, at shops or on the road, in expediting the production or transportation of materials or equipment, shall be considered as stationed at the field office and their salaries paid for that portion of their time spent on this Concrete Work.

1.3 The portion of reasonable travel and subsistence expenses of the Contractor or of his officers or employees incurred while traveling in discharge of duties connected with the Concrete Work.

1.4 Cost of all materials, supplies and equipment incorporated in the Concrete Work, including costs of transportation thereof.

1.5 Payments made by the Contractor to Subcontractors for Concrete Work performed pursuant to Subcontracts under this Agreement.

1.6 Cost, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities and hand tools not owned by the workers, which are consumed in the performance of the Concrete Work, and cost less salvage value on such items used but not consumed which remain the property of the Contractor.

1.7 Rental charges of all necessary machinery and equipment, exclusive of hand tools, used at the site of the Concrete Work, whether rented from the Contractor or others, including installation, minor repairs and replacements, dismantling, removal, transportation and delivery costs thereof, at rental charges consistent with those prevailing in the area. Contractor shall prepare a list of such rental machinery and equipment with required durations for each piece for Owner's written approval prior to renting each piece. Owner may require Contractor to purchase some or all of such machinery and equipment if to do less salvage value is less than renting.

1.8 Cost of premiums for all insurance, which the Contractor is required by the Contract Documents to purchase and maintain and deductibles incurred.

1.9 Sales, use or similar taxes related to the Concrete Work and for which the Contractor is liable imposed by any governmental authority.

1.10 Permit fees, royalties and deposits lost for causes other than the Contractor's negligence.

1.11 Losses and expenses, not compensated by insurance or otherwise, sustained by the Contractor in connection with the Concrete Work, provided they have resulted from causes other than the fault or neglect of the Contractor.

1.12 Expenses such as telegrams, long distance telephone calls, telephone service at the site, mobile phone or radio use, expressage, and petty cash items in connection with the Concrete Work.

1.13  Cost of removal of all debris.

1.14 Costs incurred due to an emergency affecting the safety of persons and property.

1.15 Other costs incurred in the performance of the Concrete Work if and to the extent approved in advance in writing by the Owner.

1.16 The cost of guaranty or warranty work, not recoverable from subcontractors, vendors or insurance, to the extent of cost savings realized by the Owner and the Contractor (pro rata).

1.17 Expense of reproduction of drawings, specifications and other Contract Documents.

COSTS NOT TO BE REIMBURSED

2. The term Cost of the Work shall not include any of the items set forth below.

2.1 Salaries or other compensation of the Contractor's personnel at the Contractor's principal office and branch offices, except as indicated in
      1.3 above.

2.2 Expenses of the Contractor's principal and branch offices other than the field office.

2.3 Any part of the Contractor's capital expenses, including interest on the Contractor's capital employed for the Concrete Work.

2.4 Overhead or general expenses of any kind, except as may be expressly included above.

2.5 Costs due to the negligence of the Contractor or any of its supervisory staff.

2.6 The cost of any item not specifically and expressly included in the items described above.

2.7   Costs in excess of the Guaranteed Maximum Cost.

H&R BLOCK WORLD HEADQUARTERS
J.E. DUNN PROJECT NOS. 2872, 8910
OCTOBER 1, 2004                                       [JEDUNN CONSTRUCTION LOGO]

8910 - AMENDMENT #2
EXHIBIT B

           CONTRACT SUMMARY BREAKDOWN:                           AUTHORIZED            COST W/FEE            FEE ONLY
           ---------------------------                           ----------            ----------            --------
PRE-SITE-SELECTION COSTS- JOB NO. 2872

    1. Amendment No. 1 - Pre-Site-Selection Costs                 ??/??/04              $441,081              $10,296

                                                      SUBTOTAL                          $441,081              $10,296
BASE PROJECT- JOB NO. 8910

    2. Amendment No.2- Fee Structure                              ??/??/04              $      0              $     0

                                                      SUBTOTAL-                         $      0              $     0

                                                      GRAND TOTAL - ALL JOB NOS.        $441,081              $10,296

H&R BLOCK WORLD HEADQUARTERS
J.E. DUNN PROJECT NOS. 2872, 8910
OCTOBER 1, 2004                                       [JEDUNN CONSTRUCTION LOGO]

8910-AMENDMENT #2
EXHIBIT B

                       2872       8910      ?        ?       ?        ?        ?         ?        ?      GMP
                       ----       ----      -        -       -        -        -         -        -      ---
Amendment No.1       $441,081
Amendment No.2       $      0

                     --------      --      --       --      --       --       --       --       --    --------
Total                $441,081      $0      $0       $0      $0       $0       $0       $0       $0    $441,081
                     ========      ==      ==       ==      ==       ==       ==       ==       ==    ========

                                AMENDMENT NO. 3
                                     TO THE
                                    AGREEMENT
                        BETWEEN OWNER AND DESIGN BUILDER

MODIFICATION AND AMENDMENT

Made as of the 1st day of January in the year 2003

BETWEEN the Owner:             H&R Block Tax Services, Inc.
                               4400 Main
                               Kansas City, MO 64111

and the Design Builder:        J.E. Dunn Construction Company
                               929 Holmes
                               Kansas City, MO 64106

The Project:                   H&R Block World Headquarters
                               J.E. Dunn Project No. 8910

The Architect:                 CDFM(2) Architecture, Inc.
                               1015 Central
                               Kansas City, MO 64105

The Owner and the Design Builder agree as set forth below:

WHEREAS, the Owner and Design Builder have previously agreed to amend their Agreement to establish scope, costs, schedule, and Contract Documents, and

WHEREAS, the Owner and Design Builder have previously entered into Amendments as reflected in Exhibit B, and

WHEREAS, the Owner and Design Builder now wish to so amend their Agreement,

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Parties hereto agree to the Amendment of their Contract dated May 5, 2003, as set for the below:

1. This Amendment No. 3 is to authorize Preconstruction Services for the period of January 1, 2004 to September 15, 2004 and Design Services from schematic design through construction administration.

2. In accordance with Paragraph 14.1, the Notice to Proceed for the Work of this Amendment shall be the date of this Amendment and the Substantial Completion date shall be established upon the mutual agreement of the Parties.

3. In accordance with Paragraph 13.1.1 of the Agreement, the Guaranteed Maximum Price for the Work of this Amendment shall be increased by Seven Million Five Hundred Twenty Seven Thousand Six Hundred Eighteen Dollars ($7,527,618.00) for a revised GMP of Seven Million Nine Hundred Sixty Eight Thousand Six Hundred Ninety Nine Dollars ($7,968,699.00), as more fully set forth in Exhibit B, attached hereto.

      This interim GMP is established on the premise that the budget for this Project is $121,272,000 and that the Architect's Fee, whose calculation is established by the Agreement Between Owner and Design/Builder, is $7,355,421.00. Prior to determination for the final GMP for the Project, the Architect's Fee shall be recalculated pursuant to the terms of the Agreement.

      Pursuant to Paragraph 13.1.3, the Design Builder's Fee for the work of this Amendment shall be increased by: One Hundred Seventy Two Thousand One Hundred Ninety Seven Dollars ($172,197.00), for a revised fee of One Hundred Eighty Two Thousand Four Hundred Ninety Three Dollars ($182,493.00).

4. Preliminary calculations of Design Fees are attached hereto as Exhibit A (3 pages).

This Modification and Amendment entered into as of the day and year first written above.

OWNER:

H&R BLOCK TAX SERVICES, INC.

By: /s/ Timothy R. Mertz
   ----------------------

DESIGN BUILDER:

J.E. DUNN CONSTRUCTION COMPANY

By: /s/ Casey S. Halsey
   -----------------------------------
   Casey S. Halsey
   Senior Vice President

                                    EXHIBIT A

H&R BLOCK WORLD HEADQUARTERS
J.E. DUNN PROJECT NO. 8910
JULY 7, 2004

BUDGET
------
121,272,000    Subtotal Construction Budget Without D/B Fees
               Delete Parking Level 6
               Total Construction Budget Without D/B Fees

FEE CALCULATION
---------------
1) (Cost + G.C.'s) x 2.33% = JED Base Fee                       Step 1. Base Cost w/o Fee     $ 121,272,000
2) (Cost + G.C.'s + JED Base Fee) x 5.67% = CDFM2 Fee                             x 2.33%     $   2,825,638
                                                                        ----------------      -------------
3) (CDFM2 Fee x 2.33%) + JED Base Fee = JED Total Fee                   Cost w/JED Fee        $ 124,097,638

1) 121,272,000 x 2.33% = 2,825,638                              Step 2. Cost w/JED Fee        $ 124,097,638
2) (121,272,000 + 2,825,638) x 5.67% = 7,036,336                               x 5.67%        $   7,036,336
                                                                        -------------         -------------
3) (7,036,336 x 2.33%) = 163,947 + 2,825,638 = 2,989,584                Arch. Fee Amount.     $   7,036,336

   121,272,000 Total Construction Budget Without D/B Fees       Step 2. Base Cost w/o Fee     $ 121,272,000
   7,036,336 CDFM2 Fee                                                  + Arch. Fee Amount.   $   7,036,336
                                                                        -----------           -------------
   2,989,584   JED Total Fee                                            Sum of Base w/ Arch.  $ 128,308,336
   131,297,920 Total Cost With D/B Fees                                        x 2.33%        $2,989,584.23
                                                                        -------------         -------------
                                                                                 JED Fee      $   2,989,584

                                                                Step 4. Base Cost             $ 121,272,000
                                                                        + CDFM2 Fees          $   7,036,336
                                                                        + JED Fees            $   2,989,584
                                                                        ----------            -------------
                                                                        Total Cost            $ 131,297,920

J.E. DUNN PRECONSTRUCTION

Project No.8910
---------------
 1120  =  53499
 1122  =   3383
 1124  =    764
 1601  =      0
30100  =    360
          -----
          58006      Total Project No.8910 (1/01/04-6/30/04)

Project No.2872
---------------
 1101  =    36160
 1120  =   109396
 1121  =     9012
 1122  =     1163
40000  =    10348
           ------
           166079          Total Project No.2872 (1/01/04-6/30/04)

Subtotal Preconstruction Services (1/01/04-6/30/04)
---------------------------------------------------
 58006    Project No.8910
166079    Project No.2872
------
224085    Total (1/01/04-6/30/04)

Subtotal Preconstruction Services (7/01/04-9/15/04)
---------------------------------------------------
2.5 Months x 38,000/Mo = 95,000

Reimbursables
-------------
35,000     (1/01/04 - 9/15/05)

JED Fee
-------
   319,085      JED Preconstruction Services (224,085 + 95,000)
 7,036,336      CDFM2 Fees
    35,000      Reimbursables
----------
   7390421
    x2.33%
----------
   172,197      JED Fee on Preconstruction Services

                                    EXHIBIT A
H&R BLOCK WORLD HEADQUARTERS
J.E. DUNN PROJECT NO. 8910
JULY 7, 2004

BUDGET

Construction Cost w/JED Fee =                     $124,097,638
CDFM2 Fee =                                       $  7,036,336

Core/Shell =                   $ 90,000,000
Tenant Finish =                $ 34,097,638
                               ------------
                               $124,097,638

CORE/SHELL

Estimated Construction Cost                          $90,000,000
CDFM2 Fee %                                                 5.67%
                                                     -----------
Total Fee                                            $ 5,103,000

PHASE                                                % OF FEE                              FEE
-----                                                --------                           ---------
Schematic Design                                        15%                               765,450
Design Development                                      20%                             1,020,600
Construction Documents                                  40%                             2,041,200
Bidding                                                  5%                               255,150
Construction Administration                             20%                             1,020,600
                                                                                        ---------
                                                                                        5,103,000

TENANT FINISH

Estimated Construction Cost              $34,097,638
CDFM2 Fee %                                     5.67%
                                         -----------
Total Fee                                  1,933,336

PHASE                                                 % OF FEE                             FEE
-----                                                 --------                          ---------
Schematic Design                                         15%                              290,000
Design Development                                       20%                              386,667
Construction Documents                                   40%                              773,334
Bidding                                                   5%                               96,667
Construction Administration                              20%                              386,667
                                                                                        ---------
                                                                                        1,933,336

H&R BLOCK WORLD HEADQUARTERS
J.E. DUNN PROJECT NOS. 2872, 8910
OCTOBER 1, 2004                                       [JEDUNN CONSTRUCTION LOGO]

8910- AMENDMENT #3
EXHIBIT B

       CONTRACT SUMMARY BREAKDOWN:                                        AUTHORIZED         COST W/FEE             FEE ONLY
       ---------------------------                                        ----------         ----------             --------
PRE-SITE-SELECTION COSTS- JOB NO. 2872
    1. Amendment No. 1 - Pre-Site-Selection Costs                          ??/??/04          $  441,081             $ 10,296
                                                            SUBTOTAL                         $  441,081             $ 10,296
BASE PROJECT- JOB NO. 8910
    2  Amendment No. 2- Fee Structure                                      ??/??/04          $        0             $      0
    3  Amendment No. 3- Preconstruction and Design Services                ??/??/04          $7,527,618             $172,197
                                                            SUBTOTAL-                        $7,527,618             $172,197
                                                            GRAND TOTAL - ALL JOB NOS.       $7,968,699             $182,493

H&R BLOCK WORLD HEADQUARTERS
J.E. DUNN PROJECT NOS. 2872, 8910
OCTOBER 1, 2004                                       [JEDUNN CONSTRUCTION LOGO]

8910- AMENDMENT #3
EXHIBIT B

                      2872          8910          ?      ?      ?      ?        ?       ?       ?          GMP
                      ----          ----          -      -      -      -        -       -       -          ---
Amendment No.1      $441,081              -
Amendment No.2             -              -
Amendment No.3             -     $7,527,618

                    --------     ----------      --     --     --     --       --      --      --      ----------
Total               $441,081     $7,527,618      $0     $0     $0     $0       $0      $0      $0      $7,968,699
                    --------     ----------      --     --     --     --       --      --      --      ----------

                                 AMENDMENT NO. 4
                                     TO THE
                                    AGREEMENT
                        BETWEEN OWNER AND DESIGN BUILDER

MODIFICATION AND AMENDMENT

Made as of the 19th day of August in the year 2004

BETWEEN the Owner:                 H&R Block Tax Services, Inc.
                                   4400 Main
                                   Kansas City, MO 64111

and the Design Builder:            J.E. Dunn Construction Company
                                   929 Holmes
                                   Kansas City, MO 64106

The Project:                       H&R Block World Headquarters
                                   J.E. Dunn Project No. 8910

The Architect:                     CDFM(2) Architecture, Inc.
                                   1015 Central
                                   Kansas City, MO 64105

The Owner and the Design Builder agree as set forth below:

WHEREAS, the Owner and Design Builder have previously agreed to amend their Agreement to establish scope, costs, schedule, and Contract Documents, and

WHEREAS, the Owner and Design Builder have previously entered into Amendments as reflected in Exhibit B, and

WHEREAS, the Owner and Design Builder now wish to so amend their Agreement,

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Parties hereto agree to the Amendment of their Contract dated May 5, 2003, as set for the below:

1. This Amendment No. 4 is to authorize Commencement of the Mass Excavation and Shoring scopes of work.

2. In accordance with Paragraph 14.1, the Notice to Proceed for the Work of this Amendment shall be the date of this Amendment and the Substantial Completion date shall be established upon the mutual agreement of the Parties.

3. In accordance with Paragraph 13.1.1 of the Agreement, the Guaranteed Maximum Price shall be increased by Four Million Two Hundred Seventy Seven Thousand Eight Hundred Ninety Seven Dollars ($4,277,897.00) for the Work of this Amendment for a revised GMP of Twelve Million Two Hundred Forty Six Thousand Five Hundred Ninety Six Dollars ($12,246,596.00), as in Exhibit C, attached hereto.

      Pursuant to Paragraph 13.1.3, the Design Builder's Fee for the work of this Amendment shall be increased by: Ninety Seven Thousand Four Hundred Five Dollars ($97,405.00), for a revised fee of Two Hundred Seventy Nine Thousand Eight Hundred Ninety Eight ($279,898.00).

4. Pursuant to Paragraph 1.1.1. of the Agreement, the contract documents upon which the GMP stated in Item No. 3 above is based are amended to include those as stated in Exhibit A hereto.

This Modification and Amendment entered into as of the day and year first written above.

OWNER:

H&R BLOCK TAX SERVICES, INC.

By: /s/ Timothy R. Mertz
    ---------------------

DESIGN BUILDER:

J.E. DUNN CONSTRUCTION COMPANY

By: /s/ Casey S. Halsey
    -----------------------
    Casey S. Halsey
    Senior Vice President

                                    EXHIBIT A
                               To Amendment No. 4

                             H&R BLOCK HEADQUARTERS
                           J.E. DUNN PROJECT NO. 8910

                   Plan No.           Description                 Date
                   --------           -----------                 ----
Survey                1        Boundary Sheet                    3/31/04
                      2        Topographic Sheet                 4/9/04

Civil              C1.0        Land Disturbance Cover            6/25/04
                   C1.1        Land Disturbance Plan             6/25/04

Architectural      A070        Site Plan                         6/25/04
                   A100        Garage P-5 Plan                   6/25/04
                   A100a       Garage P-6 Alternate Plan         6/25/04
                   A101        Garage P-4 to P-2 Plan            6/25/04
                   A102        Garage P-1 Plan                   6/25/04
                   A103        Service Floor Plan                6/25/04
                   A200-A204   Exterior Elevation                6/25/04

Structural         S050        General Notes                     6/25/04
                   S051        Mass Excavation Plan - Base Bid   6/25/04
                   S050A       Mass Excavation Plan - Alt. #1    6/25/04
                   S060-S061   Wall Elevations                   6/25/04
                   S070        Wall Sections - Base Bid          6/25/04
                   S070A       Wall Sections - Alt. #1           6/25/04

Mass Excavation Project Manual dated June 25, 2004

                                End of Exhibit A

H&R BLOCK WORLD HEADQUARTERS
J.E. DUNN PROJECT NOS. 2872, 8910
OCTOBER 4, 2004

                                                      [JEDUNN CONSTRUCTION LOGO]
8910- AMENDMENT #4
EXHIBIT B

        CONTRACT SUMMARY BREAKDOWN:                           AUTHORIZED  COST W/FEE   FEE ONLY
        ---------------------------                           ----------  ----------   --------
PRE-SITE-SELECTION COSTS- JOB NO. 2872
   1. Amendment No. 1-Pre-Site-Selection Costs                ??/??/04    $   441,081  $ 10,296

                                                 SUBTOTAL                 $   441,081  $ 10,296
BASE PROJECT- JOB No. 8910
   2  Amendment No.2- Fee Structure                           ??/??/04    $         0  $      0
   3  Amendment No.3- Preconstruction and Design Services     ??/??/04    $ 7,527,618  $172,197
   4  Amendment No.4- Mass Excavation and Shoring Bid Package ??/??/04    $ 4,277,897  $ 97,405

                                                 SUBTOTAL-                $11,805,515  $269,602

                                            GRAND TOTAL - ALL JOB NOS.    $12,246,596  $279,898

H&R BLOCK WORLD HEADQUARTERS
J.E. DUNN PROJECT NOS. 2872, 8910
OCTOBER 4, 2004

                                                      [JEDUNN CONSTRUCTION LOGO]
8910- AMENDMENT #4
EXHIBIT B

                  2872       8910       ?      ?      ?      ?      ?     ?      ?       GMP
                --------  -----------  --     --     --     --     --    --     --   -----------
Amendment No.1  $441,081            -
Amendment No.2         -            -
Amendment No.3         -   $7,527,618
Amendment No.4         -   $4,277,897
                --------  -----------  --     --     --     --     --    --     --   ===========
Total           $441,081  $11,805,515  $0     $0     $0     $0     $0    $0     $0   $12,246,596
                ========  ===========  ==     ==     ==     ==     ==    ==     ==   ===========

                                    EXHIBIT C

[JEDUNN CONSTRUCTION LOGO]

July 22, 2004

Ms. Karen Orosco
H&R Block Tax Services, Inc.
4400 Main Street
Kansas City, MO 64111

      Re:   H&R Block World Headquarters
            J.E. Dunn Project No. 8910
            Scope Change Proposal No. 1

Dear Karen:

J.E. Dunn Construction Company is submitting this Scope Change Proposal No. 1 for your review and approval. This Scope Change Proposal provides information on the Mass Excavation and Shoring scope of work. Please note the following items:

      THIS PROPOSAL IS TO AUTHORIZE COSTS ASSOCIATED WITH THE MASS EXCAVATION AND SHORING SCOPE OF WORK. ATTACHED YOU WILL FIND KIDWELL CONSTRUCTION'S BID AND SUPPORTING DOCUMENTATION, AND J.E. DUNN'S BID ANALYSIS THAT SHOWS KIDWELL CONSTRUCTION WAS THE LOW BIDDER. THE COST FOR THIS WORK WITHOUT FEE TO BE SET UP AS AN AMENDMENT TO OUR CONTRACT IS $4,180,492. IT SHOULD ALSO BE NOTED THAT J.E. DUNN HAS NEGOTIATED WITH THE CITY FOR REMOVAL OF ALL NON-CONTAMINATED DEBRIS, STRUCTURES AND OBSTRUCTIONS THAT WILL RESULT IN A CITY REIMBURSEMENT TO H&R BLOCK OF $575,859. CONTAMINATED MATERIALS DISCOVERED ON SITE WILL BE DEALT WITH ON A UNIT COST BASIS AND WILL RESULT IN ADDITIONAL REIMBURSEMENT FROM THE CITY. THIS WILL RESULT IN A NET COST WITHOUT FEE TO H&R BLOCK FOR THE MASS EXCAVATION AND SHORING SCOPE OF WORK OF $3,604,633 WHICH IS APPROXIMATELY $93,897 UNDER THE PREVIOUSLY ESTIMATED COST FOR THIS WORK.

The total cost for the above scope of work is $4,277,897. The Project Schedule is unchanged by the work of this scope change proposal and the substantial completion date will be established in a later amendment. The general conditions and contingency allowance associated with this work will also be set up in a separate amendment.

Please provide your written approval of this proposal so we may issue the appropriate contract and proceed with the work of this scope change proposal by signing in the space

Sincerely,

J.E. DUNN CONSTRUCTION COMPANY

/s/ Trent Wachsnicht
--------------------------
Trent Wachsnicht

TW/vh
Enclosure
cc:   David Wick - Hines
      Lynn Newkirk - J.E. Dunn                   Approved: /s/ Karen A. Orosco
      Vern Orpin - J.E. Dunn                               ---------------------
      File
                                                     Date: 8/24/04


929 HOLMES, KANSAS CITY, MO 64106-2682 | TEL > 816.474.8600 | FAX > 816.391.2510 | WEB > WWW.JEDUNN.COM

RUN DATE 07/22/04 15:48:53        DUNN ESTIMATING MODULE                  PAGE 1

JE Dunn Construction Company        DIVISION SUMMARY                   N N N N N

REPORT NAME de33. p

Estimator: trenwa       Job: 8910    H&R Block World Headquarters    Est: 2        Mass Excavation & Shoring
Wage Rate  KANSAS/KC METRO/2004/STD      4/1/04 - 3/31/05

Division  Description   Subcontractor Name     Labor  MOC   Subcont     Allow       Total
--------  -----------   ------------------     -----  ---   -------     -----       -----
02300     EARTHWORK    JIM KIDWELL CONSTR INC      0    0   4,180,492      0      4,180,492
                                               =====  ===   =========    ===      =========
Subtotal Before Fee                                0    0   4,180,492      0      4,180,492

                                                                       Fee 2.33%     97,405
                                                                                  =========
                                                                     Grand Total  4,277,897

H&R BLOCK WORLD HEADQUARTERS
MASS EXCAVATION AND SHORING PACKAGE
BID TABULATIONS
JULY 20, 2004                                         [JEDUNN CONSTRUCTION LOGO]

SECTION 02260- EXCAVATION SUPPORT AND PROTECTION
SECTION 02300- EARTHWORK

                                                  KIDWELL        PURSELL       GEORGE SHAW        RIEKE
                                               -------------  --------------  -------------  ---------------
                                                 Chip Zuck    Gary Shoemaker   Dan Beutler   Ernie Jungmeyer
TABULATION                                     (816)537-7677   816 792-1031   (816)231-8200   (913)631-7111
---------------------------------------------  -------------  --------------  -------------  ---------------
BASE BID EXCAVATION AND RETENTION SYSTEM         $4,180,492     $4,370,000      $4,750,000     $5,897,000
MBE Participation                                $  501,659     $  457,360      $  855,000     $        0
WBE Participation                                $        0     $        0      $        0     $        0

COST BREAKOUT (FIRST 12')                        $1,989,500     $1,311,000      $1,009,700     $1,360,000
EXCAVATION                                       $  562,747     $  707,400      $  406,100     $  560,000
SHORING                                          $1,426,753     $  603,600      $  603,600     $  800,000
MBE Participation                                $        0     $  137,210      $        0     $        0
WBE Participation                                $        0     $        0      $        0     $        0

ALTERNATE #1 (BONDS)                                 47,250         43,700          57,000         90,000

SHORING CONTRACTOR                                    Hayes          Hayes           Hayes       Schnabel

UNIT PRICES

1) Unsatisfactory Earth Excavation                       17             20               8             13
2) Rock Excavation                                     39.5             35      8(excludes             25
                                                                                   export)
3) Satisfactory Soil Placement                           17           27.5              12            N/A
4) Structural Excavation                                 24             30            12.5             50
5) Hock Bolts                                           517            550             575            750
6) Buried Foundation Removal
     A. Concrete, Bricks, and Stones
          1. 500cy and under                             25             40               6             60
          2. Over 500cy to 1,500cy                       22             40             4.5             50
          3. Over 1,500cy                                20             40               3             40
     B. Demolition debris that includes
     wood, etc.
          1. 500cy and under                              5             60              10             50
          2. Over 500cy to 1,500cy                       22             60             7.5             40
          3. Over 1,500cy                                20             60               6             35
     C. Demolition debris contaminated
     with asbestos
          1. 500cy and under                            N/A            N/A             N/A            N/A
          2. Over 500cy to 1,500cy                      N/A            N/A             N/A            N/A
          3. Over 1,500cy                               N/A            N/A             N/A            N/A
7) Special Waste Soil Removal
     A. 300 tons and under                              N/A            N/A             N/A            N/A
     B. Over 300 tons and under 1,500 tons              N/A            N/A             N/A            N/A
     C. Over 1,500 tons                                 N/A            N/A             N/A            N/A
8) Petroleum Product Liquids
     A. 200 gallons and under                           N/A            N/A             N/A            N/A
     B. Over 200 gallons and to 1,000
     gallons                                            N/A            N/A             N/A            N/A
     C. Over 1,000 gallons                              N/A            N/A             N/A            N/A
9) Underground Storage Tank Removal
     A. 1000 gallons or less                            N/A            N/A             N/A            N/A
     B. Over 1,000 gallons and to 4,000
     gallons                                            N/A            N/A             N/A            N/A
     C. Over 4,000 gallons                              N/A            N/A             N/A            N/A
CALCULATION

LOW BASE BID                                    $ 4,180,492 KIDWELL
      MBE%                                            12.00%
      WBE%                                             0.00%

Low Base Bid                                    $ 4,180,492
City Reimbursement for Top 12' of Excavation    $   575,859
                                                -----------
TOTAL COST TO PROJECT                           $3,604,6333

Total Cost To Project                           $ 3,604,633
Total Estimated Cost                            $ 3,698,530
                                                -----------
 Variance                                      ($   93,897) Under Budget

H&R BLOCK WORLD HEADQUARTERS
MASS EXCAVATION AND SHORING PACKAGE
BID TABULATIONS
JULY 20, 2004                                         [JEDUNN CONSTRUCTION LOGO]

SECTION 02260- EXCAVATION SUPPORT AND PROTECTION
SECTION 02300- EARTHWORK

                                                              KIDWELL           PURSELL            GEORGE SHAW           RIEKE
                                                              -------           -------            -----------           -----
                                                             Chip Zuck       Gary Shoemaker        Dan Beutler      Ernie Jungmeyer
SCOPE QUESTIONS                                            (816) 537-7677    (816) 792-1031      (816) 231-8200      (913) 631-7111
---------------                                           ----------------  -----------------  ------------------- -----------------
Acknowledge and Incorporate Addendum #1                          Y                 Y                   Y
Acknowledge and Incorporate Addendum #2                          Y                 Y                   N
Site Visit                                                       Y                 Y                   Y
Tax included                                                     Y                 Y                   Y
Insurance Included                                               Y                 Y                   Y
Permits Included                                                 Y                 Y                   ?
Bond Included                                                    Y                 Y                ALTERNATE
Bonding Company                                                C.N.A.           St Paul         N. American Spec.
MBE Participation                                               12%               10%                  18%
   MBE Firm                                                   Redford       Anderson Trucking          ?
WBE Participation                                                N                 N                   N
   WBE Firm                                                     N/A               N/A                 N/A
Acknowledge 10% Retention                                        Y                 Y                   Y
Agree to Sign Contract w/Scope of Work Included in
 Specifications                                                  Y                 Y                   Y

Complete Earth Retention System Including Design                 Y                 Y                   Y
Earth Retention System Design Signed & Sealed By
 Registered MO Engineer                                          Y                 Y                   Y
Does Earth Retention System Include Construction Loads           Y                 Y                   Y
Does Earth Retention System Include Utility
 Penetrations                                                    Y            N- $8250 ea              Y
Protection, Isolation, Vibration Control @ Utilities in
 Alley                                                           Y                 Y                   Y
Lay-back @ Utilities in Alley                                    Y                 Y                   Y
Include Lagging of Drilled Piers Per Detail 4/S062               Y                 Y                   ?
Shoring Removal and Backfill (Top 4')                            Y                 Y                   Y
Interpretation of "2 inch minimum 8 inch nominal
 shotcrete"                                                      4"                4"                  4"
Incorporated Soils Report Recommendations                        Y                 Y                   Y

Ramp Construction, Maintenance, and Removal                      Y                 Y                   Y
Ramp Relocation as Required                                      Y                 Y                   Y
# of Ramp Relocations                                            1                 1                   1
Coordination w/Other Trades                                      Y                 Y                   Y
Ramp barriers

Did you Develop a Detailed Schedule that Complies
 w/Provisional Schedule                                          Y                 N                   Y
Schedule Includes Weather Days                                   Y                 Y                   Y
Work Hours                                                    6-10HR             6-8HR               5-8HR
# of Shifts                                                   1 OR 2               1                   1
Equipment Utilization
Include Remobilization Costs as Required                         Y                 Y                   Y

On-Site Safety Rep                                               Y                 Y                   Y
Include OSHA Approved Handrail and Toe-Kick System               Y                 Y                   Y
What is your Handrall plan
Comply w/City Requirements for Dust and Noise Control,
 and Work Hours                                                  Y                 Y                   Y
Include Dust Control                                             Y                 Y                   Y
Include Traffic Control                                          Y                 Y                   N
Include Seismic Monitoring                                       N                 N                   N
Include As-builts                                                Y                 N                   N
Union Labor                                                      Y            Y-Except MBE             Y
Include Dewatering                                               Y                 Y                   Y
Removal and Backfill of Existing Vault @ Gridline N-07           Y                 Y                   N
Include 12" AB3 and Asphalt Emulsion                             Y                 Y                   Y
Include Lane Closure permits and fees                            Y                 Y                   Y
Include Street Cleaning & Washout Station                        Y                 Y                   Y
Include blasting                                                 N                 N                   N
Include layout                                                   Y                 Y                   Y
Include Preconstruction Survey                                   Y                 N                   Y
Include Progress Photos                                          Y                 Y                   N
Include Costs for Representation at Project Meetings             Y                 Y                   Y
Include Snow Removal as Required                                 Y                 N                   Y
Include Erosion Control                                          Y                 Y                   Y
Utility Consumption Including Water Usage, Meter, and
 Fees                                                            Y                 Y                   Y
Backfill Behind Wood Lagging                                     Y                 Y                   Y
Protection of Street Utilities, Verification That They
 are Not Damaged                                                 Y                 ?                   Y
Demolition Existing Buildings                                    N                 N                   N
Were all of you questions answered during the bid
 process                                                         Y                 Y                   Y
Have you reviewed JED's contract agreement and resolved
 disagreements                                                   Y                 Y                   Y
Did you observe and violations of local codes or
 conflicts w/plans & specs                                       N                 N                   N
Do you understand and comply w/JED's site safety
 requirements                                                    Y                 Y                   Y
Do all construction materials conform to the current
 KCMO standards                                                  Y                 Y                   Y
Did you include all costs associated with off-site
 parking                                                         Y                 Y                   Y
Have you reviewed your temporary construction office
 and storage needs w/JED                                         Y                 Y                   Y
Do you acknowledge that you are responsible for
 protection of own M/E                                           Y                 Y                   Y
Did you include any lab or field testing                         N                 N                   N

                            [JIM KIDWELL CONST. CO. LOGO]

                             EXCAVATING AND GRADING

FAX                                                          DATE: ____________

TO: TRENT W.

FAX #: _________________________                       FROM: CHIP

RE: ____________________________                       NO. OF PAGES: __________

     [ ] Urgent  [ ] For Review   [ ]Please Comment   [ ] Please Reply

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     15919 S. KIDWELL Road, Greenwood, Missouri 64034 ** (816) 537-7677 **
                               (816) 537-8113 Fax

                                    EXHIBIT B

                             SCOPE OF WORK NO. 02600
                        MASS EXCAVATION & SHORING PACKAGE
                             H&R BLOCK HEADQUARTERS
                           J.E. DUNN PROJECT NO. 8910

Provide all labor, material equipment, supervision and other items necessary to complete the Mass Excavation work as required by the contract documents.

Contract specifically includes, but is not limited to the following:

1) Earthwork Section 02300 of the Project Manual. The excavation work is unclassified and includes excavation to grades indicated, regardless of character of material. For base bid purposes, Contractor should assume that there are no underground obstructions or contamination.
      Since quantities of underground obstructions and contamination can not be defined, the premium cost for this work will be added via separate contract. Premium cost for excavation of underground obstructions and contamination above and beyond soil or rock excavation costs shall not be included in the base bid. (See unit pricing for removal of contaminated or hazardous material and removal of obstructions.)

2) Excavation Support and Protection Section 02260 of the Project Manual including but not limited to drilling, setting and grouting of soldier piles, wood lagging, tie-backs with sleeves, grouting and post tensioning, and gunite system installed complete with wire mesh.

3) Contractor shall control erosion and siltation for the duration of this scope of work, shall keep the streets clean of mud and debris and provide dust control on a continuous basis as required by the City, the Design/Builder and any other jurisdiction having authority.

4)    Lagging of piers per Detail 4/S062.

5)    Utility penetrations through retention systems

6) Contractor is responsible for all permits, bonds, insurance and utility consumption including water usage, meter and fees required by the City or any other jurisdiction having authority unless otherwise noted.

7) Time is expressly declared to be of essence in completion of the work covered by these Contract Documents and the Contractor will be liable for liquidated damages in the amount of $500.00/day for delay in completion of the work. Contractor will also be responsible for costs incurred by other contractors as a result of any delays caused by untimely completion of this scope of work. The

HRB - Mass Excavation & Shoring Package
Exhibit B

                                     1 of 3
      provisional schedule includes weather days. No time extensions will be granted for weather days.

8) All onsite labor is to be performed by Union craftsmen of appropriate trade. Work performed shall be subject to special requirements in Section 00100.

9) Layout and staking, both vertical and horizontal, as required for the work, is the responsibility of this Contractor. A benchmark for the project will be provided by others.

10) Excavation to be graded to drain to a single point for dewatering. Contractor to install and maintain sediment basin which shall be lowered with the excavation by this Contractor. This Contractor is also responsible for continuous dewatering, including after hours, from groundwater and run-off including snow and ice removal within the excavation as required for the duration of this scope of work.

11) Ramp construction, maintenance and removal for cycling of trucks and equipment in and out of excavation. This includes coordination with other trades for access to work and ramp construction for access in and out of the excavation. May include relocation to facilitate footing and foundation installation in the garage.

12) Removal and haul off of sidewalks from curbline to excavation line and sloping of grade from curb to excavation.

13)   Removal and haul off of asphalt paving to approved dumpsite.

14) Export of excavated materials per approved truck route plan including traffic control and flagmen as required and permits/certificates for haul routes and dumpsites.

15)   Place 12" AB3 to elevations shown on plans for garage and tower.

16) Fine grade site to +/- 0.1' or as required per the specifications and grading plan. This includes any proof roll testing required for subgrade. Elevations shown on grading plan are to top of excavation. Provide verification at completion of work from independent surveyor that elevations are within tolerance. This survey is not required if this excavator is the successful footings and foundations contractor.

17) No material storage on site except as approved by J.E. Dunn's jobsite superintendent. On site materials planned for use as backfill at a later date shall be removed from the project site and imported at the time material is placed.

18) Shoring system shall be abandoned in place, removed to a depth of 4' below grade and backfilled after shoring system is no longer required.

19)   Installation of asphalt emulsion and AB3 per Note #7 Sheet S050.

HRB - Mass Excavation & Shoring Package
Exhibit B

                                     2 of 3

20)   Backfill behind wood lagging as required per Note #8 Sheet S050.

21) Slope excavation away from or provide shoring at existing utility in alley as required to meet schedule.

22) Meet tolerances for vertical excavation face as specified and coordinated with shoring scope of work.

23) Comply with any City work hour, dust control or noise control restrictions.

24)   Utilization of MBE/WBE certified firms per Sections 00820 and 00830.

25) Provide OSHA approved handrail and toe-kick system at perimeter of excavation including, but not limited to, the elevation change between the garage and the tower excavations.

26) Shoring design engineer shall inspect and approve substrate prior to Shot Crete installation. Engineer shall also provide periodic safety inspections of in-place shoring system.

27)   Remove and backfill existing vault at Gridline N-07.

This scope of work specifically excludes the following:

1)    Finish grading.

2)    Backfill unless otherwise noted.

3)    Excavation for foundations and tower crane bases.

4)    Demolition of existing buildings.

5)    Mass excavation permit.

6)    Right of way encroachment permit.

7)    Land disturbance permit.

8)    Construction fencing.

9)    Seeding of disturbed areas.

10)   Tekflex installation at shuttle elevator per note #5 sheet S050.

                                End of Exhibit B

Company KIDWELL

Signature /s/ CHIP ZUCK
          --------------------
Date 7/20/04

HRB - Mass Excavation & Shoring Package
Exhibit B

                                     3 of 3

                              JE DUNN CONSTRUCTION

                                 DOCUMENT 00400
                                    BID FORM

Owner: H&R Block Tax Services, Inc.
       Kansas City, Missouri

Project: H&R BLOCK WORLD HEADQUARTERS

General Contractor: J. E. Dunn Construction Company

Name of Bidder: KIDWELL

Bid Package: EARTHWORK & STORING

Scope of Work   Scope of Work
No. _____       Title _______________________

Address of Bidder: 15919 S. KIDWELL ROAD
                   GREENWOOD, MO 64034

Phone of Bidder : 816 537 7677 / 8113 - FAX

The undersigned, having examined the Bidding Documents and the site of the proposed work and being familiar with all the conditions affecting the construction of the proposed project, including the availability of labor, equipment and materials, hereby proposes and agrees to provide and furnish all labor, material, equipment, supervision and other items necessary to perform and complete, in a workmanlike manner, all Work required by the Bidding Documents, at the prices stated below. Stated sums include fees, insurance, payroll taxes, materials, labor and all changes that may be levied. This bid also includes all applicable taxes and sales tax.

ADDENDA:

The Bidder hereby acknowledges receipt and inclusion in the Bid Proposal the following addenda (number and date).

Addenda No. 1       Dated July 9th, 2004

Addenda No. 2       Dated July 16th, 2004

Addenda No. __      Dated __________

Addenda No. __      Dated __________

Bid Proposal Amounts:

In the following proposals, the amounts shall be shown in both words and figures. In the case of discrepancy between the words and the figures, the words shall govern.

                                     00400-1

H&R Block World Headquarters
Mass Excavation & Shoring Package
J. E. Dunn Project No. 8910
June 25, 2004

                              JE DUNN CONSTRUCTION

BASE BID (EXCAVATION AND RETENTION SYSTEM)

FOUR MILLION ONE HUNDRED EIGHTY THOUSAND FOUR HUNDRED NINETY TWO DOLLARS ($ 4,180,492.00).

MBE Participation Base Bid 12% WBE Participation Base Bid   0
                                                          --------------

Proposed Retention System Contractor HAYES

COST BREAKOUT (INFORMATION ONLY)

Provide breakout cost from base bid to provide all labor, material, equipment, supervision and other items necessary to complete the first 12 vertical feet of excavation over the entire square footage of the planned excavation. This is for accounting purposes only and this cost shall be included in the base bid amount. $1989500.

MBE Participation  0             WBE Participation  0
                  --------------                   --------------
UNIT PRICES

                DESCRIPTION                                     ADD                  DEDUCT
                -----------                                  -----------             ------
1. Unsatisfactory Earth Excavation                           $ 17.  /cy             $ NA /cy
2. Rock Excavation - MASS IS UNCLASSIFIED.                   $ 39.50/cy             $ NA /cy
3. Satisfactory Soil Placement                               $ 17.  /cy             $ NA /cy
4. Structural Exacavation                                    $ 24.  /cy             $ NA /cy
5. Rock Bolts                                                $ 517. /ca
6. Buried Foundation Removal
   A. Concrete, Bricks and Stones
      1. 500 cy and under                                    $ 25.  /cy
      2. Over 500 cy to 1,500 cy                             $ 22.  /cy
      3. Over 1,500 cy                                       $ 20.  /cy
   B. Demolition debris that includes wood, etc.
      1. 500 cy and under                                    $ 25.  /cy
      2. Over 500 cy to 1,500 cy                             $ 22.  /cy
      3. Over 1,500 cy                                       $ 20.  /cy
   C. Demolition debris contaminated with asbestos
      containing materials
      1. 500 cy and under                                    $______/cy
      2. Over 500 cy to 1,500 cy                             $______/cy
      3. Over 1,500 cy                                       $______/cy
7. Special Waste Soil Removal
   A. 300 tons and under                                     $______/cy
   B. Over 300 tons and under 1,500 tons                     $______/cy
   C. Over 1,500 tons                                        $______/cy
8. Petroleum Product Liquids
   A. 200 gallons and under                                  $______/gal
   D. Over 200 gallons and to 1,000 gallons                  $______/gal
   E. Over 1,000 gallons                                     $______/gal
9. Underground Storage Tank Removal
   A. 1,000 gallons or less                                  $______/ca
   B. Over 1,00  gallons and to 4,000 gallons COST PLUS
      15% OF PROFIT                                          $______/ca
   C. Over 4,000 gallons                                     $______/ca

                                     00400-2

H&R Block World Headquarters
Mass Excavation & Shoring Package
J. B. Dunn Project No. 8910
June 28, 2004

                              JE DUNN CONSTRUCTION

ALTERNATES                                         ADD                   DEDUCT
----------                                       --------                ------
Alternate No. 1 - Performance and Payment Bond   $ 47,250                $ n/a

Changes in work:

Changes in Work shall be as established in the Contract Documents. The following fees shall be used for lump sum pricing and actual cost pricing of additions and deletions to that work included in the Bid, namely:

                                                                                 Not to Exceed
                                                                                 -------------
a. To Contractor for work performed by his own forces                                10%

b. To Contractor for work performed by other than his own forces                      5%

c. To second tier Subcontractor/Material Supplier for work performed by
   Subcontractor's own forces                                                        10%

d. To second tier Subcontractor for work performed by other than
   Subcontractor's own forces                                                         5%

Fee includes general requirements, all supervision, overhead and profit.

DATED THIS 20 DAY OF July, 2004

                                             KIDWELL
                                             -----------------------------------
                                             Name of Firm
                                             15919 S. Kidwell Road
                                             Address
                                             Greenwood Mo. 64034
                                             -----------------------------------
                                             City and State
          ANGELA M. DAVIS                    By: Signature of Authorized Officer
    Notary Public - Notary Seal              /s/ Chip Zuck
STATE OF MISSOURI - Jackson County           -----------------------------------
My Commission Expires March 1, 2005          Chip Zuck (Estimator
                                             Project Manager)

SEAL

/s/ Angela M. Davis
--------------------------
Notary Public
County of Jackson
State of Missouri
My Commission Expires: 3/1/05

Attachments: Bidders proposed Bid Package(s) Scope of Work description, signed by Bidder.

                                    00400-3

H & R Block World Headquarters
Mass EXCAVATION & Shoring Package
J.E. Dunn Project No. 8910
June 28,2004

                          [JIM KIDWELL CONST. CO. LOGO]

                             EXCAVATING AND GRADING

FAX                                                            DATE:___________

TO: TRENT W                                 FROM: CHIP

FAX #: ____________________                  NO. OF PAGES: _____________

RE: ______________________

[ ] Urgent [ ] For Review [ ] Please Comment [ ] Please Reply

Cost Breakout for Initial 12' of Excavation & Associated Expenses.
     $562747.
Storing Excluded.
                                    $562747
       15919 S. Kidwell Road, Greenwood, Missouri 64034 ** (816) 537-7677
                               ** (816) 537-8113 Fax

                                 HAYES DRILLING

[HAYES DRILLING, INC. LOGO]

                                 FAX COVER PAGE

TO: JIM KIDWELL CONSTRUCTION COMPANY

ATTN: CHIP

FROM: WILLIAM F. POWERS III, P.E.

DATE: JULY 22, 2004

FAX NO. (816) 537-8113

PAGES SENT: 3                  (INCLUDING COVER)

RE: H&R Block World Headquarters
    13th & Main; Kansas City, MO.
    Temporary Earth Retention System for Mass Excavation

COMMENTS:

Dear Chip:

We are pleased to provide you with the following information that has been revised based upon written comments from J.E. Dunn, for the subject project. Please call me at the office or on my cell phone (816) 215-3048, should you have any questions.

Bill

Cc : file

                             CORPORATE HEADQUARTERS

                     15525 S. MAHAFFIE STREET               OLATHE, KANSAS 66062

                     OFFICE: (913) 768-9500                 FAX: (913) 768-9510

          FOUNDATION DRILLING AND DESIGN-BUILD EARTH RETENTION SYSTEMS

                 MEMBER ASSOCIATION OF DRILLED SHAFT CONTRACTORS

                                HAYES DRILLING

HAYES DRILLING, INC.- 15525 S. MAHAFFIE STREET-OLATHE,KS 66062-913/763-9500 -FAX 913/763-9510

July 22, 2004

Jim Kidwell Construction Company
15919 South Kidwell Road
Greenwood, MO 64034
Attn : Chip Zuck

RE: H&R Block World Headquarters
    13th & Main
    Kansas City, MO

Dear Chip;

This letter is written in follow-up to our telephone conversation this morning, regarding specific clarification pertaining to design responsibility, etc. As you are aware, Hayes Drilling, Inc. (HDI) has been in the specialty foundation contracting business for more than 44 years and has successfully completed a large portion of the earth retention projects in the downtown Kansas City area during that period of time .

For this project, HDI will provide a fully engineered, city approved, temporary earth retention system. As part of the system design and more particularly, the horizontal component of support for soldier beam and timber lagging walls, HDI will utilize tieback anchors that will be drilled and grouted into the underlying shale/limestone bedrock formations .HDI will be entirely responsible for determining the required anchor lengths and the corresponding shale/limestone embedment necessary for providing adequate anchor pullout capacities. These capacities will be verified for every tieback anchor by performance/proof tests carried out in accordance with the provisions outlined on the bid documents, as well as in strict accordance with industry accepted standards provided in the PTI Recommendations for Prestressed Rock and Soil Anchors.

We trust that the above information is self-explanatory, but please do not hesitate to contact me should you have any questions or wish to further discuss this matter. We appreciate the opportunity to work with you on this project.

Sincerely,
/s/ William F. Powers III, P.E.
William F. Powers III, P.E.
Vice President
Anchored Geo-Support and Piling Division     [STATE OF MISSOURI SEAL]

Cc : file

REGIONAL OFFICE-GEORGETOWN, KENTUCKY 40324 - 502/863-9555-FAX 502/863-1114

                     FOUNDATION DRILLING AND EARTH RETENTION
            MEMBER INTERNATIONAL ASSOCIATION OF FOUNDATION DRILLING

                         JIM KIDWELL CONSTRUCTION CORP.

                             EXCAVATING AND GRADING

July 21,2004

Trent Wachsnicht
J.E.Dunn Construction
929 Holmes
Kansas City, MO 64106

Reference: H and R Block - Additional clarifications

Please consider the following scope of work / pricing information

      - Unit price for petroleum based contaminated material is $38.00 per ton

      -     Asbestos material not included

      -     Total price for the initial 12 feet is $562,747.00

It is our understanding that the buildings on the SW corner will be demolished (including footings, foundation floors and walls). We have not included any money for building or foundation removal.

Our scope of work includes excavation - unclassified to the lines and grades indicated on the plans. This includes concrete, bricks, rocks, wood, plastic and all other debris.

We have seen your schedule and agree to the dates shown. We understand that with projects of this type i.e. location, we may encounter unforeseen conditions. As long as the engineering decisions are made quickly we see no reason to adjust the milestone dates. We would expect most determinations to be made in 24 hours.

Please see attached letter from Bill Powers - Hayes Drilling.

Best regards,
/s/ Chip Zuck
-------------------------
Chip Zuck
E-mail Chip@jimkidwell.com

15919 South Kidwell Road-Greenwood, Missouri 64034-9439 - (816)537-7677 -Fax (816) 537-8113

jimkidwell.com